EXHIBIT 10.1

Agreement Between

UNITED STEELWORKERS

AFL-CIO-CLC

On behalf of USW

AMALGAMATED LOCAL #4

and

ROCK OF AGES CORPORATION

Quarry Division

April 29, 2006—April 24, 2009

Table of Contents

AGREEMENT	4
ARTICLE 1 Term	4
1.1 Term	4
ARTICLE 2 Hours of Work - Overtime	4
2.1 Hours	4
2.2 Overtime and Premium Pay	4
2.3 Call-In Pay	5
2.4 Subcontract	5
2.5 Absence from Work	5
ARTICLE 3 Interdivisional Job Opportunities	5
3.1 Layoff	5
3.2 Maintenance Operations	6
ARTICLE 4 Wages	6
4.1 Wage Increases and Minimum Wages	6
4.1 (a) Job categories	7
4.2 Maintenance of Personal Rate	7
4.3 Learner and Bid Rate	7
4.4 Wage Adjustment	8
4.5 Period of Experience	8
4.6 Shift Differential	8
4.7 Supplemental Provisions	8
4.8 Partners in Productivity Program	10
4.9 Jury Duty	11
ARTICLE 5 Military Service	11
5.1 Military Service	11
ARTICLE 6 Holidays	11
6.1 Paid Holidays	11
ARTICLE 7 Vacation	12
7.1 General	12
7.2 Vacation Payments	13
7.3 Amount of Vacation	14
ARTICLE 8 Bereavement/Birth of a Child	16
8.1 Bereavement Pay	16
8.2 Birth of a Child	16
8.3 Five (5) Days	16
8.4 One (1) Day	16
ARTICLE 9 Group Insurance	16
9.1 Group Insurance	16
9.2 Benefits	16
9.3 Contributions	18
9.4 Disability	19
9.5 Retired Employees	19

9.6 Consultant	19
9.7 Insurance Objectives	19
9.8 Delinquency	19
9.9 Workers Compensation	20
ARTICLE 10 Pension Plan Agreement	20
10.1 Merger of the Pension Plan	20
10.2 Incorporated Documents	20
10.3 Contribution Rate	20
10.4 Covered Employees	21
10.5 Hours Worked	21
10.6 Payment of Contribution	21
10.7 Coverage - Newly Hired Employees Not Previously Covered	21
10.8 Coverage - Newly Hired Employees Who Were Previously Covered	21
10.9 Contribution Reports and Data	21
10.10 Delinquent Employers	21
ARTICLE 11 401(k) Plan	22
11.1 401(k) Plan	22
ARTICLE 12 Seniority	22
12.1 Seniority	22
12.2 Seniority Rosters	24
12.3 General Leave of Absence	24
12.4 Transferring out of the Bargaining Unit	24
12.5 New Employees	24
12.6 Seasonal Winter Layoff	24
12.7 Quarry Preference	25
ARTICLE 13 Bonus Plan	26
13.1 Bonus Plan	26
13.2 Bonus Plan Payments	26
ARTICLE 14 Union Security	27
14.1 Mandatory Membership	27
14.2 Location of Stewards	27
ARTICLE 15 Check-off	27
15.1 Check-off	27
15.2 Close-Out	27
15.3 Dues Penalty	27
ARTICLE 16 Dispute Settlement	28
16.1 Dispute Steps	28
16.2 Company Grievances	28
16.3 Signed Grievances	29
16.4 Rules	29
ARTICLE 17 Reserve for Inclement Weather - Power Failure	29
17.1 Reserve Hours	29
17.2 Power Failure	30

ARTICLE 18 Non-discrimination	30
18.1 Non-discrimination	30
ARTICLE 19 Union Representatives	31
19.1 Union Representatives	31
ARTICLE 20 Suspension of Operations	31
20.1 Suspension Notice	31
ARTICLE 21 LABOR MANAGEMENT TEAM	31
21.1 LMT Formation	31
ARTICLE 22 Safety Rules	32
22.1 Safety Issues	32
22.2 Safety Glasses	32
22.3 Safety Shoes and Gloves	33
22.4 Rock Drilling	33
ARTICLE 23 Managements' Rights	34
23.1 Managements' Rights	34
ARTICLE 24 Temporary Transfers	34
24.1 Temporary Transfers	34
ARTICLE 25 Smoking	34
25.1 Smoking Policy	34
ARTICLE 26 Discipline/Discharge	34
26.1 Discipline & Discharge	34
26.2 Written Warnings	35
ARTICLE 27 Summer Employees	35
27.1 Summer Help	35
ARTICLE 28 Bethel Quarry	35
28.1 Bethel Quarry Travel Expense	35
SIGNATORY PAGE	36
HOLIDAY CALENDAR	37

AGREEMENT

    Agreement entered into as of April 29, 2006 by and between ROCK OF AGES Corp.—Quarry Division ("The Company"), its successors and assigns, and the UNITED STEELWORKERS, AFL—CIO—CLC, on behalf of Amalgamated Local #4 ("The Union"). In consideration of the mutual covenants herein contained, it is agreed as follows:

ARTICLE 1
Term

1.1 Term

    This Agreement shall be effective April 29, 2006 and shall continue in full force and effect through April 24, 2009 and from year to year thereafter, unless either party gives notice to the other, not less than sixty (60) days prior to April 24, 2009 or prior to May 1 of any year thereafter, that it desires to alter, amend or terminate any or all of the terms hereof.

ARTICLE 2
Hours of Work - Overtime

2.1 Hours

    The normal work week will be eight (8) hours per day and forty (40) hours per week, Monday through Friday. Normal work hours are 7:00 am to 12:00 Noon and 12:30 pm to 3:30 pm.

    Employees are to be in the riding box or walking into the hole at 7:00 a.m. and 12:30 p.m. The riding box shall be on top at 12:00 Noon and 3:30 p.m.

    Hours of work are subject to change by mutual agreement between the Company and a majority vote of Union Members or by mutual agreement by a majority vote of the Union Members in a particular area and the Company, after a vote is taken supervised by the Union President or designee. For purposes of this section, Bethel and Barre shall be considered separate areas. Areas within Barre will be considered when requested by the parties.

2.2 Overtime and Premium Pay

        (a) Employees shall receive time and one‑half pay for all hours worked outside the regular working hours as prescribed in Section 2.1 and for time worked during the normal lunch period. Employees who work on Saturdays shall receive time and one‑half pay. Work shall be regarded as being performed on Saturday only if an employee's shift begins on Saturday. Employees who work on a Sunday or New Year's Day shall receive double time pay for hours worked.

        Employees who work on a paid holiday shall receive holiday pay plus double time pay for hours worked.

        (b) Overtime will be distributed as equitably as possible and will be assigned to employees who regularly work in the area requiring the overtime, unless special circumstances prevent such assignments. If unassigned work is to be performed, "area" refers to a specific quarry, such as Rock of Ages, Smith's, etc. The Company will make every effort to give as much advance notice as possible when overtime is required, giving tentative notice by Wednesday of the week for which Saturday work is necessary, except in emergency circumstances.

2.3 Call‑In Pay

    If an employee is called back for unscheduled work at the specific request of the Company, he will be guaranteed pay as follows:

        (a) If called to work on a Sunday or holiday, the equivalent of a minimum of three (3) hours' straight time pay at his regular hourly rate, or

        (b) If called to work on a Saturday or a scheduled non‑work week day, the equivalent of a minimum of two (2) hours' straight time pay at his regular hourly rate.

2.4 Subcontract

    The Company may subcontract work, provided the intent is not to deprive employees of their normal employment.

2.5 Absence from Work

    Employees are obligated to give notice to the Company on the day they are not able to report to work. The employee must make every reasonable effort to notify the company before the start of their regular scheduled work shift and include the reason for absence or lateness. The phone number listed below will have voice mail capability and time recognition feature so that in the event it is not immediately answered, then a message can be left by the employee. An absence of three (3) consecutive scheduled workdays without notifying the Company will subject the employee to discipline, up to and including discharge. The quarry phone number is 802‑476‑2247.

 ARTICLE 3
Interdivisional Job Opportunities

3.1 Layoff

    In the event of a layoff of employees covered by this contract and if the Company has need for additional manpower in any of its other divisions in Barre or Bethel who are covered by contracts with the Union, the Company will offer these positions to the laid‑off employees by seniority subject to ability and physical fitness and a sixty (60) day, probationary period. The employee selected may accept the position offered or elect to take the layoff. During the probationary period, the successful employee may revert to layoff status at his option. If the position available is covered by a different contract, the employee shall not be required to change groups unless he is not returned to his former position within twelve (12) months.

    The employee shall suffer no loss of seniority for such assignment when he is returned to his former position. Employees will be returned to their former positions by seniority if and when work becomes available.

    It is contemplated that the employees choosing to work in a new division will be assigned entry level positions. If the employee is assigned to a classification higher than laborer, grouter, plant sweeper, tool grinder or quarryman, the employee shall not hold the position for more than sixty (60) days without the consent of the Union. Those accepting assignment in another division will be the lowest in seniority in that division.

    If an employee does not honor a recall notice to his former position, or is employed in the new division for more than twelve (12) months, his seniority in his prior division shall be lost and his seniority date in his new division shall be his start date with that division except if otherwise agreed by the Company and Union.

    The Company and the Union agree that as a new and untested provision, either the Union or the Company may cancel this provision with thirty (30) days' prior written notice of cancellation.

3.2 Maintenance Operations

    The Company has two (2) maintenance groups, one at the plant division (manufacturing plant, press roll plant and saw plant) and the other at the quarries division. The Union understands that there is a need for flexibility at the Company to assure that all equipment operates efficiently and timely. The Company understands that the seniority of both maintenance groups must be separate and that maintenance employees will normally work in their division.

    The Company and Union agree that the Company may assign maintenance employees in one (1) division to work temporarily in the other division. The word temporarily is understood and agreed to cover sickness, vacations, injuries, operational emergencies, and/or the scope and duration of a particular project or projects. It is not the intent of the Company to displace or replace a maintenance person in one (1) division with a person in another.

    In the event the Union believes the Company has not complied with this provision, the Union may bring the situation in question to the LMT for resolution. If the matter cannot be resolved by the LMT, the Union shall have the right to grieve it.

ARTICLE 4
Wages

4.1 Wage Increases and Minimum Wages

Effective, May 1, 2006 the wage rate shall be: $18.20
Effective, April 30, 2007 the wage rate shall be: $18.85
Effective, April 28, 2008 the wage rate shall be: $19.45

4.1(a) Job categories

Quarry- Direct	Quarry -Service & Service Misc.
Derrick man*	Bar Mechanic/Hoist Mechanic/Bit Grinder*
Hoist operator*	Machinist*
Equip. operator*	Welder*
Powderman*	Mechanic*
Expeditor	Piper*
Quarryman / Drill Operator / Wiresaw Operator	Head Rigger
Electrician*
Compressor Operator/Utility Truck Driver*
Rigger/Carpenter*

*Post for openings

Definitions: Expeditor

An expeditor will not be allowed to hire, fire or discipline other employees. An expeditor can take the place of the foreman on a temporary basis when the foreman is absent. Normally, the expeditor will perform his regular job and assist the foreman as required to direct production and work flow.

An expeditor may not take the place of a worker or perform production work during the specific time that he is taking the place of an absent manager. However he may demonstrate the use of any tool of the trade for instructional purposes.

Expeditor wage premium: An expeditor will receive at least $2.00/hr. over the minimum set wage for the quarry when performing this job.

4.2 Maintenance of Personal Rate

    All employees receiving more than the minimum wage rate (effective May 3, 1997) for their job will retain that difference as a personal rate for the length of this contract unless they move to a different job, quit, terminate or retire from the Company.

4.3 Learner and Bid Rate

    (a) A newly hired employee shall be classified as a learner and be paid a rate of 80% of the applicable journeyman rate for the first (1st) calendar year and 90% of the applicable journeyman rate for the second (2nd) calendar year. At the end of two (2) years the employee will receive the minimum set wage for the quarry.

    (b) Any employee who successfully bids from one (1) job classification to a new job classification (except Learners) will be paid thirty cents ($.30) per hour less than the minimum wage rate for a period of one (1) year from the date of assuming the new position and thereafter will be paid the full rate.

    Any Learner subject to Section 4.3 (a) above shall be paid the lower of the rates determined in accordance with Section 4.3 (a) or the rate under this section.

4.4 Wage Adjustment

    If at any time during the existence of this Agreement a wage increase should be granted, any employee receiving more than the minimum wage as provided in this Agreement shall receive the same wage adjustments but for no reason shall his wages be reduced before making said adjustments.

4.5 Period of Experience

    Experience shall be based on time worked in a job position. All time worked in the position as a spare operator will be counted in determining the period of experience.

4.6 Shift Differential

    Any employee on a second (2nd) or third (3rd) shift operation shall be paid a shift differential of seventy-five cents ($.75) per hour each hour worked.

4.7 Supplemental Provisions

        (a) Only employees qualified under the "Safe Explosives Act of 2002" and all other explosives regulations, local, state and federal may handle explosives in any manner. When an employee is awarded the position of Powderman, the employee will receive the seventy-five cent ($.75) per hour premium during the entire time the employee holds the position. In the event the employee no longer holds the Powderman position, the premium of $.75 per hour will be discontinued.

        (b) Any employee shall be furnished a competent helper when needed.

        (c) At all times when piping is being performed from the box, two (2) men shall be employed, one (1) of whom shall be from the area where the work is being performed.

        (d) Employees shall be given time to reach a place of safety before battery is touched off.

        (e) While employees are performing work in a quarry hole, other than pipe line thawing and general maintenance, a hoist operator and derrickman are to be on duty unless otherwise agreed upon by the Union.

        (f) It is mutually agreed by both parties that types of labor performed for which no classification or minimum wage rates have been fixed can at any time be opened by either party and submitted to the negotiating committees of the Union and Company. The decisions of the conferees shall be subject to ratification by the Company and the Union.

        (g) A foreman or assistant foreman may not take the place of any worker or perform any production work; he may, however, demonstrate the use of any tool of the trade for instructional purposes.

        (h) The Company shall have at least the minimum, and not more than the maximum spare assignees set forth below:

Quarry- Direct	min/max	Quarry- Service & Service Misc.
Derrick man 2/6		Piper 1/3
Hoist operator 3/6
Equip. operator 3/6		Rigger (aloft)/Carpenter 1/4
Compressor Operator/Utility Truck Driver 1/3
Bit Grinder 1/1
Carpenter 1/1

    All spare positions will be filled in accordance with the provisions of Article 12. The first person bidding for the spare position shall be designated the # 1 spare, the second person bidding for the spare position in the same classification shall be designated the #2 spare, and so forth. In the event of a permanent opening in the classifications listed, the #1 spare shall be entitled to the permanent position. In the event the #1 spare refuses the permanent position, that employee drops to the bottom of the spare list. The permanent position will then be offered to each spare on the list in numerical order and each spare refusing the permanent position will likewise drop to the bottom of the spare list for that classification until the position is filled. If none of the spares take the position, the permanent position will be filled in accordance with the provisions of Article 12. If a permanent position having spares is eliminated, the man eliminated from the permanent position shall become the #1 spare. In such event, the maximum number of spares shall be increased by the number of permanent jobs eliminated. Any employee whose job is eliminated and becomes a spare shall not be required to drop any other spare position he may hold. For purposes of filling any temporary position, the Company may use any spare on the spare list for that classification.

    The Company will not use employees other than spares to fill the temporary openings in the applicable classification, unless the spares for a particular classification are being utilized in that classification or are absent from work due to vacation, sickness, on‑the‑job injury or off‑the‑job injury or for any other reason.

        (i) Pay day shall be weekly. Payment for all work done in any given week shall be made not later than Friday of the following week. All discharged employees will receive their pay by cash or check the day they are discharged. All laid‑off employees are to receive pay by check or in cash on the regular pay day for the week of the layoff in person or by mail at the option of the employee. An employee leaving shall notify the Company and having complied with this requirement shall receive his pay in cash or check on the regular pay day for the week of separation in person or by mail at the option of the employee.

        (j) Employees who through infirmity or other reasons are not able to earn the wage given in this Agreement may work for such wages as may be satisfactorily agreed upon between the employee, the Union and the Company.

4.8 Partners in Productivity Program

    Each regular, full-time Employee (excluding summer employees) shall be entitled to participate in an incentive program providing for monthly and annual payments for production efficiency. For the months of March through December (inclusive) each year, the Company will pay each Employee a monthly payment of $1.00 for each .01 cubic foot of saleable cubic feet of granite produced in the Barre and Bethel quarries per man hour worked in that month in excess of 4.3 saleable cubic feet per man hour worked. Payment will be made not later than the second (2nd) weekly pay period after the close of the month.

    In addition to the monthly payment the Company will make an annual incentive payment to each Employee for the ten (10) month period of fiscal March through December equal to $25.00 for each .01 of saleable cubic feet produced per man hour worked in the ten (10) month period in excess of 4.3 cubic feet per man hour worked.

    The months of January and February are excluded from both the monthly and annual incentive plan due to adverse weather conditions and probable layoffs in those months.

    Monthly saleable cubic feet produced per man hour worked shall be determined by dividing the total saleable cubic feet quarried from the Company's Barre and Bethel, Vermont quarries each month from the beginning of fiscal March through the last day of quarry work in fiscal December by the total hours worked by the Employees covered by this Agreement during that month.

    The annual payment will be based on total saleable cubic feet quarried and total hours worked for all ten (10) months. Total saleable cubic feet quarried shall be as determined by the Company and reflected on its books of account. Hours worked shall not include vacations, holidays, call out time or other paid, but unworked hours.

    The President, or his approved designee, Treasurer and Staff Representative of the Union shall have the right to inspect the quarry production, quarry payroll and quarry hours worked records of the Company to verify the calculations under this section.

    The annual payment will be made on the last work day before the annual Christmas holiday with any inquired adjustment for that last day being paid within seven (7) days. Payment will be prorated to the nearest one hundredth (.01) of a cubic foot.

    Employees who quit or are terminated during the year shall not be entitled to any payment under this program. Employees who retire during the year or are absent due to an on‑the‑job or off- the‑job injury shall receive a pro rata share based on months worked during the year.

    Employees who retire during a month or are absent due to an on‑the‑job or off‑the‑job injury shall receive the monthly payment on a pro rata share based on days worked in the month, except a person who is injured on the job will receive the full monthly payment for the month the injury occurred. In addition, absence due to vacation, holiday or bereavement will not be considered as time away from the job for purposes of the monthly payment.

4.9 Jury Duty

    An employee who is required to report for jury duty on a day when he otherwise would have worked shall receive a day's regular straight‑time pay for up to a maximum of twenty (20) days per calendar year. The Company can require verification of jury duty served.

    It is understood that if an employee is released from jury duty so that he can reasonably report for work at least three (3) hours before the end of his scheduled shift, he must report for work on that day.

ARTICLE 5
Military Service

5.1 Military Service

    Employees' rights shall not be forfeited because of military service with the government. The Company agrees to abide by national laws covering rehiring of veterans.

ARTICLE 6
Holidays

6.1 Paid Holidays

    The following holidays shall be classified as paid holidays: the day preceding Town Meeting Day, Town Meeting Day, Memorial Day, Fourth of July, Labor Day, Rock of Ages Employee Appreciation Day (to be observed on the Tuesday following the Monday Labor Day), Veterans' Day, Thanksgiving Day, Friday after Thanksgiving Day and Christmas Day. In addition, there shall be a paid holiday for New Year's Day, subject to the following terms and conditions: To be eligible for this holiday, an employee must satisfy all eligibility requirements of this Article. In addition, the employee must work during the week in which the New Year's holiday falls. Payment of the Christmas holiday does not affect eligibility for the New Year's holiday.

    No holiday pay will be granted until an employee has been in the employ of the Company for a period of at least thirty (30) calendar days. If an employee quits before he has thirty (30) working days' service, no holiday pay is due. If he is laid off or discharged through no fault of his own before he has accumulated thirty (30) working days' service, any holiday which fell within the period of his employment and discharge or layoff becomes due and payable. After thirty (30) days' service, any holiday which falls within the first thirty (30) days after a layoff becomes due and payable to the laid‑off employee.

    During the week of a paid holiday, the employee must work a minimum of a full scheduled work week excluding the holiday or holidays less one (1) scheduled workday. Exceptions to the above rule can be made only by prior arrangements with management. Sickness during the week of holiday shall not disqualify an employee if he has notified his employer.

    When a holiday falls within an employee's vacation week, the employee shall receive pay for that day in addition to vacation pay.

    If a man is injured on the job, he shall be eligible for holiday pay for one (1) year or as long as he is receiving Worker's Compensation provided his doctor states he will return to work.

    A man absent because of an off‑the‑job accident or sickness shall be eligible for paid holidays for one (1) year during such time as he is eligible to draw accident and health benefits under the present health and welfare plan and/or Social Security disability benefits.

    In the event of a State or Federal law affecting the date on which holidays are celebrated, the parties hereto will negotiate with respect to appropriate changes in this Article with the understanding that the number of holidays will remain the same as set forth above.

    Employees who are laid off during either of the weeks in which Town Meeting days or Thanksgiving falls shall not be eligible for holiday pay in those weeks. Instead, such employees must as individuals report to work on the first work day following the conclusion of any such layoff and such employees may collectively and mutually agree with the Company on days when they will take personal days off with pay if they were otherwise eligible for the holiday pay. Such personal days must be taken within thirty (30) days after the first work day following the conclusion of the layoff in question and if mutual agreement is not reached, the employees will receive pay in lieu of any holidays to which they were entitled.

ARTICLE 7
Vacation

7.1 General

    The vacation period will be May 1 to May 1. Each employee shall have free choice in selecting his vacation time, and such choice will be allowed insofar as possible. Applications for vacation shall be made to management by May 15 of each year. If the Company has not denied the employee's vacation request by June 1, the employee will be granted his requested vacation period, except in emergency situations. Employees who fail to submit a vacation request prior to May 15 will lose their right to a resolution of conflicts by seniority as set forth in the following paragraph.

    Whenever there is a conflict in dates among employees putting in for vacation time, the employee with the longest service with the Company shall have priority, unless the Company is able to show that the employee's presence during the requested period is indispensable.

    Vacations shall be taken in periods of seven (7) consecutive days within one (1) vacation period.

    One (1) weeks' earned vacation, meaning time away from the job, shall be compulsory. The above requirements may be modified by agreement between the Company and the employee and a copy of same shall be given to the Union. The requirement for compulsory vacation, meaning time away from the job, shall not apply to any employee who has not worked for eight (8) consecutive weeks as a result of layoff, injury or sickness.

    Vacations will be granted to employees who have fulfilled the following requirements prior to May 1:

        (a) Employee must have worked ninety (90%) percent or more of the regular hours worked by the quarries during his period of employment for the twelve (12) months preceding May 1, the start of the vacation period, to be eligible for full vacation earned.

        (b) Three‑fifths (3/5th) of full vacation earned if employee has worked eighty (80%) percent of the quarry hours schedule.

        (c) No vacation earned if employee has worked less than eighty (80%) percent of the quarry hours scheduled.

    Temporary layoff of sixty (60) days or over, USWA strike time, or shutdowns due to business conditions do not count as earned time but do not terminate length of accumulated service.

    EXAMPLE: A man works two (2) years for one (1) employer and then is laid off for a period of nine (9) months. At the end of the nine (9) months he returns to work for the same employer and works two (2) more years. His earned time is four (4) years.

    An employee who has been employed by the Company for at least six (6) months shall be credited with up to a maximum period of one (1) year, for time lost because of the employee's sickness as earned time and accordingly the employee will be paid vacation pay. An employee who loses time up to one (1) year due to sickness, and receives vacation pay therefore shall on return to work where last employed be entitled to vacation pay only for such time that he actually works.

    EXAMPLE: A man works two (2) years and three (3) months for the Company and then is absent from work for nine (9) months because of sickness. At the end of the nine (9) months' sickness he returns to work. The earned time is three (3) years. If, after receiving vacation pay, he then only works another two (2) months, he is entitled to 2/12ths of one (1) week's vacation; six (6) months, 6/12ths of one (1) week, and so forth. Time lost by quarry shutdown, inclement weather, or absence sanctioned by management in writing shall not be deducted from an employee's earned time.

7.2 Vacation Payments

    Payments for vacation pay to employees entitled to one (1) weeks' vacation or fraction thereof will be made in advance. Vacation pay for the second (2nd) and third (3rd) week's vacation or fraction thereof will be made in advance of the time off or may be paid in lieu of time off as follows: Second (2nd) week or fraction ‑ first regular pay day after return to work from time‑off vacations. Third (3rd) week or fraction ‑ regular pay day preceding Christmas Day but at least one (1) week before Christmas Day.

    Such vacation (time off) or vacation pay shall be paid at the straight time hourly rates of pay (excluding a shift premium) in effect for said employees at the time of taking vacation or receiving fractional vacation pay upon separation from employment. In figuring all earned vacation, a percentage of the regular straight‑time hours worked during the year preceding May 1 will be used to determine the vacation pay. Overtime is not to be used in computing vacation time.

7.3 Amount of Vacation

    Vacations will be granted to employees as follows:

        (a) First Week. One (1) week's vacation or fraction thereof will be granted employees with less than one (1) year of industry service on May 1 based upon the number of months he has been employed in accordance with the table below. This will establish him on a May 1 to May 1 basis for future vacation calculations.

Length of Industry Service		Vacation

1 mo.	1/12 of a week	3.3 hours
2 mos.	2/12 of a week	6.6 hours
3 mos.	3/12 of a week	10.0 hours
4 mos.	4/12 of a week	13.3 hours
5 mos.	5/12 of a week	16.5 hours
6 mos.	6/12 of a week	20.0 hours
7 mos.	7/12 of a week	23.1 hours
8 mos.	8/12 of a week	26.4 hours
9 mos.	9/12 of a week	30.0 hours
10 mos.	10/12 of a week	33.0 hours
11 mos.	11/12 of a week	36.3 hours
12 mos.	1 week	40.0 hours

    (b) Second Week. Employees with one (1) or more years of industry service on May 1 shall be entitled to two (2) weeks' vacation or any fraction thereof computed in accordance with the following table.

Length of Industry Service		Vacation

1 mo.	1/12 of 2 weeks	6.5 hours
2 mos.	2/12 of 2 weeks	13.3 hours
3 mos.	3/12 of 2 weeks	20.0 hours
4 mos.	4/12 of 2 weeks	26.6 hours
5 mos.	5/12 of 2 weeks	33.3 hours
6 mos.	6/12 of 2 weeks	40.0 hours
7 mos.	7/12 of 2 weeks	46.6 hours
8 mos.	8/12 of 2 weeks	53.3 hours
9 mos.	9/12 of 2 weeks	60.0 hours
10 mos.	10/12 of 2 weeks	63.6 hours
11 mos.	11/12 of 2 weeks	73.3 hours
12 mos.	2 weeks	80.0 hours

        (c) Third Week. Employees will be granted a third (3rd) week's vacation or fraction thereof computed on a May 1 to May 1 basis beginning the second (2nd) May of his continuous employment in the industry as follows:

2nd May	-	1 day	-	8 hours
3rd May	-	2 days	-	16 hours
4th May	-	3 days	-	24 hours
5th May	-	1 week	-	40 hours

        (d) Fourth Week. Employees will be granted a fourth (4th) week's vacation computed on a May 1 to May 1 basis beginning with the twenty-fifth (25th) May of his continuous employment with the Company.

    Effective May 1, 1996 employees will be granted a fourth (4th) week's vacation or fraction thereof computed on a May 1 to May 1 basis beginning with the twenty‑first (21st) May of his continuous employment with the Company as follows:

21st May	-	1 day	-	8 hours
22nd May	-	2 days	-	16 hours
23rd May	-	3 days	-	24 hours
24th May	-	4 days	-	32 hours
25th May	-	5 days	-	40 hours

    For the purpose of this Article, an employee's industry service shall be deemed terminated in the event the employee voluntarily leaves the industry.

    For the purposes of computing vacation pay or fractions thereof, an employee hired on or before the fifteenth (l5th) day of a month shall be credited with full pro rata vacation pay otherwise attributable to that month, and an employee hired after the fifteenth (l5th) day of a month shall not be credited with any pro rata vacation for that month. An employee whose employment terminates on or after the fifteenth (15th) day of a month shall be credited with full pro rata vacation pay otherwise attributable to that month. An employee whose employment terminates before the fifteenth (15th) day of a month shall not be credited with pro rata vacation for that month.

    EXAMPLE: A man comes to work on February 13, 1980. On May 1, 1980, he has completed three (3) months of employment and he is entitled to fractional vacation pay of 3/12ths of one (1) week. On May 1, 1981, the second (2nd) May of his employment he is entitled to two (2) weeks and one (1) day. On May 1, 1982, he would be entitled to two (2) weeks and two (2) days; May 1, 1983 ‑ two (2) weeks and three (3) days; and May 1, 1984 ‑ three (3) weeks. It is assumed in this example that the man worked at least ninety percent (90%) of the scheduled hours worked by the quarry during each of the applicable twelve (12) month periods. If he has worked eighty (80%) percent of the time, he will receive three‑fifths (3/5ths) of the vacation pay otherwise due.

    An employee who is laid off, discharges or quits is to be allowed vacation benefits prorated according to his months of service; for example, one (1) month=1/12th; three (3) months'=3/12ths;ten (10) months'=10/12ths, etc.

 ARTICLE 8
Bereavement/Birth of a Child

8.1 Bereavement Pay

    In the event an employee suffers the death of his brother, sister, stepmother, stepfather, stepson, stepdaughter, spouse's father, spouse's mother, spouse's stepmother or stepfather, the employee shall be allowed up to three (3) days off with pay, at the straight time hourly rate of pay. If interment is postponed to a later date and occurs during the employee's scheduled work day, the employee may take one (1) of the three (3) foregoing days off with pay on the day of interment.

8.2 Birth of a Child

    An employee will be entitled to a day off with pay for the birth of the employee's biological child or adoption.

8.3 Five (5) Days

    In the event an employee suffers the death of their spouse, child, mother, father or grandchild, the employee shall be allowed up to five (5) days off with pay, at his rate of pay.

8.4 One (1) Day

    In the event an employee suffers the death of their "significant other", the employee shall be allowed one (1) day off with pay, at his rate of pay. If an Employee attends the funeral of his grandparent or the grandparent of his spouse or the employee's spouse's sister or brother, and it takes place on a day when he otherwise would have worked, he shall not suffer a loss of any straight time pay for that day.

ARTICLE 9
Group Insurance

9.1 Group Insurance

    The Company agrees to provide group insurance to employees and dependents as set forth herein.

9.2 Benefits

        (a) The health and welfare plan administered by the Company or its administrator as selected by the Company shall provide for benefits as follows:

               (i) Group Life Insurance ‑ $60,000.

    Company shall continue to provide life insurance coverage for employees who are on laid‑off status for up to a maximum of three (3) months. In the case of a seasonal layoff that exceeds three (3) months, the Company will continue to provide life insurance coverage for those employees who will return when the quarries reopen. If an employee who is on seasonal layoff is notified that they are permanently laid off, the Company will provide life insurance coverage for three (3) months starting at the date the employee was initially put on seasonal layoff.

            (ii) Sickness and Accident Insurance—;$345.00 per week effective May 1, 2006, $350.00 per week effective April 30, 2007, $355.00 per week effective April 28, 2008, for 52 weeks with Social Security offset for the last 26 weeks thereof; eligibility commences on the first (1st) day of accident or hospitalized sickness and the fifth (5th) day of non hospitalized sickness. Effective May 1, 2000, if an employee qualifies for sickness and accident insurance because of five (5) days of non hospitalized sickness and remains qualified for at least one (1) additional week, the Company will pay the employee the current rate for the unpaid five (5) day qualifying period.

            (iii) Accidental Death or Dismemberment Insurance ‑ $60,000.

            (iv) Paid‑up Term Life Insurance.

    (1) Employees with ten (10) or more years of service retiring on a regular pension will be given a $8,000 term life insurance policy or other funding mechanism on terms satisfactory to the Union.

    (2) Employees with ten (10) or more years of service retiring on an early retirement pension will be covered by a regular $8,000 term life insurance policy or other funding mechanism on terms satisfactory to the Union; or until age sixty‑five (65) when it will be eliminated and replaced by a $8,000 term life insurance policy or other funding mechanism on terms satisfactory to the Union.

    (3) Any employee with ten (10) or more years of service becoming totally disabled after May 1, 1981 will continue to receive coverage for the full amount of life insurance then in effect until he becomes substantially employed, as determined by the Company and Union, at which time the insurance will be eliminated completely; or until age sixty‑five (65) when it will be eliminated and replaced by a $8,000 term insurance policy or other funding mechanism on terms satisfactory to the Union.

    (4) The full amount of life insurance shall apply to employees with at least ten (10) years service, and the amount of insurance shall be prorated down by years of service for employees with less than ten (10) years of service.

    (5) Health Insurance-The Company shall provide four (4) health insurance plans equivalent to the Blue Cross Vermont Health Partnership (VHP), the Blue Cross Vermont Freedom Plan 100 (VFP100), the Blue Cross Vermont Freedom Plan 500 (VFP500) and the Blue Cross J Plan, subject to the following general conditions:

    1)  Company will provide J or equivalent plan (including vision), with employee contributions of 17%, 18% (1-1-2008), and 19% (1-1-2009).

    2)  Company will provide VHP or equivalent plan (including vision and dental) with employee contributions of 14% (1-1-2007), 16% (1-1-2008), and 18% (1-1-2009).

    3)  Company will provide VFP 100 or equivalent plan (including vision) with employee contributions of 15% (1-1-2007), 16% (1-1-2008), and 17% (1-1-2009).

    4)  Company will provide VFP 500 or equivalent plan (including vision) with employee contribution of 3% beginning 1-1-2007.

    5)  The Company has the right to rate the health plans separately.

    6)  Effective immediately, new employees may not enroll in VHP or J plans. If they take health insurance, they must take a VFP plan. They will be eligible to take other plans, if offered, after they are with the company for six years.

    7)  There will be an open enrollment period ending June 1, 2006 for the purpose of changing between the J Plan and VHP Plan only. After this, employees who are enrolled in the J or VHP plans cannot switch between these two plans, but may switch to a VFP plan when it is available. Once an employee selects a VFP plan or opts out of the health insurance plan, the employee is not eligible for a VHP or J plan.

    8)  Employees on either VFP Plan may purchase dental by paying 50% of the premium.

    9)  Employees may choose to opt out of health plans and obtain a monthly stipend of $250 paid once per month through payroll. To be eligible, an employee must demonstrate that he has insurance elsewhere.

        (6) Retiree Health Insurance - The Company will pay the full premium for health insurance for one month for every five years of continuous service (up to a maximum of three months) for retirees, provided they are not eligible for health insurance through their spouse or from another employer.

            (b) The insurance benefits which are provided for by the Company shall be described in a brochure which shall be distributed to employees by the Company. The terms and conditions under which such benefits are provided are governed by insurance agreements between the Company and its insurance carriers.

9.3 Contributions

    The Company shall maintain life insurance coverage for the duration of the seasonal layoff or for a period of three (3) months, whichever is longer (provided that any seasonal layoff that becomes a permanent layoff shall result in no more than three (3) months coverage) and shall continue its contributions for the health insurance coverage of a laid-off employee for the same period (provided the employee makes his contribution if any is required). If the employee is laid off on or before the fifteen (15th) of a month, that month shall be considered the first of the period; and if the employee is laid off after the fifteenth (15th) of a month, the following calendar month shall be considered the first (1st) of the period. If an active employee dies, the Company will continue health insurance coverage for qualifying survivors (if any) for a period of three (3) months at no cost to said survivor(s). This provision shall not apply to employees on layoff, Workers Compensation, or sickness and accident insurance. To keep policies in force, both Company and employee must pay his share while the employee is off the job because of sickness and accident, strike or lockout or any other suspension in the industry beyond the control of either management or labor.

9.4 Disability

    If an employee is permanently and totally disabled, the Company shall continue its contribution for up to six (6) months, as described in previous section "Contributions," and thereafter, the Company will provide such health insurance contributions (provided the employee makes his contribution, if any is required) for five (5) years from the date when he ceased to work due to such disability. The Company shall thereafter continue its contributions, for individual coverage only, as long as the employee is permanently and totally disabled, or until he reaches age sixty-five (65), whichever occurs sooner; provided, that the Company will not make any contributions described in this section during any period when the employee or his spouse is employed and group health insurance benefits are available to them, or after he reaches age sixty-five (65). The Company and Union may amend this subsection by mutual Agreement.

9.5 Retired Employees

    Effective May 2, 1981, any employee who has retired between April 30, 1975 and April 28, 1990 under the provisions of the Barre Belt Granite Employer‑Union Pension Plan shall be allowed to continue group insurance coverage in the amount of $3,000 of term coverage, subject to any applicable insurance carrier rules and regulations. The full cost of such coverage will be paid by the retired employee at the group rate applicable to the term life insurance including such insurance for retired employees being provided through the Company. The premium is to be paid by such retired employee.

9.6 Consultant

    The Company is authorized to utilize the services of an impartial professional consultant as deemed necessary to advise them concerning the proper operation of the insurance program.

9.7 Insurance Objectives

    The parties agree to consider and implement by agreement health insurance cost containment measures with a view to improving and increasing the quality and efficiency of health care.

9.8 Delinquency

    If the Company is delinquent more than thirty (30) days pursuant to this section; if the Union gives written notice to the Company of its intent to withhold the services of employees; and if the Company has not cured the delinquency by the appropriate payment or by entering into an arrangement satisfactory to the Trustees by the sixtieth (60th) day after the delinquency began; then the Union shall have the right to withhold the services of employees of the Company beginning on the sixtieth (60th) day of delinquency or fifteen (15) days after notice from the Union, whichever occurs later, if and as long as the Company is in violation of this section. For purposes of this paragraph, the Trustees shall be deemed to have delegated the judgment concerning whether the appropriate payment or a satisfactory arrangement has been reached to the Administrator. In addition, the employer shall be responsible for the payment of all wages (including interest at the legal rate in Vermont) that would have been earned in normal working hours during any strike called on account of delinquent contributions.

9.9 Workers Compensation

            (a) If an employee has to leave work due to a Workers Compensation injury and is unable to return, he shall suffer no loss of straight time pay for that day.

            (b) It is the intent of the Company to attempt to return all employees suffering an injury on the job to their regular job as set forth herein. An employee disabled by a compensable injury under applicable Workers Compensation law will be reinstated by the Company when his or her inability to work ceases provided recovery occurs within two (2) years of the onset of the disability.

            An employee who recovers within two (2) years of the onset of the disability will be reinstated to the employee's former job or one suitable under the law given the position the employee held at the time of the injury and the employee's ability to safely perform the duties of the available position. An employee shall suffer no loss of seniority when reinstated in accordance with this Section.

            (c) If an employee returns to work prior to the tenth day of disability, they shall receive pay for the second, third, and fourth day of disability.

            (d) The Company agrees to comply with applicable laws governing unemployment compensation and worker's compensation for employees.

ARTICLE 10
Pension Plan Agreement

10.1 Merger of the Pension Plan

    The Barre Belt Granite Employer—Union Pension Plan (the "Plan") has merged with and into the Steelworkers Pension Trust (the "Pension Trust") pursuant to the terms of a certain merger agreement (the "Merger Agreement") between the Plan and the Pension Trust, the terms of which are incorporate herein by reference. (Hereafter, the merger of the Plan and the Pension Trust is referred to as the "Merger".)

10.2 Incorporated Documents

    This Article 10 incorporates by reference the terms of a Merger Agreement between the Plan and the Pension Trust, and the provisions of the documents governing the Pension Trust.

10.3 Contribution Rate

            (a) The month for which the contribution is due is referred to as the "benefit month" and the month prior to the benefit month is referred to as the "wage month." Effective May 1, 2006, the Employer shall contribute to the Pension Trust each and every benefit month a sum of money equal to $1.55 per hour for each hour worked by all Covered Employees during the wage month. Effective April 30, 2007, the contribution shall increase to $1.60 per hour. Effective April 28, 2008, the contribution shall increase to $1.65 per hour.

           (b) For purposes of determining the pension contribution, employees on seasonal winter layoff (as described in section 12.6 only) will be credited with one (1) hour for every two (2) hours of the scheduled work hours during the seasonal winter layoff period.

10.4 Covered Employees

    Covered Employees are all employees employed within the Union's Bargaining Unit who were actively employed by the Employer for any length of time during the wage month. The Employer is required to make a contribution to an employee whose employment is terminated during the wage month.

10.5 Hours Worked

    The term "Hours Worked" means not only hours actually worked by Covered Employees, but also hours not actually worked but for which Covered Employees were paid because of vacation, holidays, jury duty or bereavement leave.

10.6 Payment of Contributions

    Contributions are due from the Employer on the fifteenth (15th) day of the benefit month, commencing with the benefit month of February 1999 and each and every month thereafter so long as this agreement is in force.

10.7 Coverage—Newly Hired Employees Not Previously Covered

    Newly hired employees not previously covered by the Pension Trust are not considered Covered Employees until the first (1st) day of the first calendar month immediately after the commencement of employment. Such calendar month is the new employee's first (1st) benefit month. The immediately preceding calendar month is the employee's first (1st) wage month.

10.8 Coverage-Newly Hired employees Who Were Previously Covered

    Newly hired employees previously covered by the Pension Trust are considered Covered Employees as of the first (1st) day of the first calendar month immediately after the commencement of employment. This calendar month is the employee's first (1st) benefit month and the immediately preceding calendar month is the employee's first (1st) wage month.

10.9 Contribution Reports and Data

    The Employer shall transmit to the Pension Trust with each contribution a contribution report on the form furnished by the Pension Trust on which the Employer shall report the names, status, hire and termination dates as applicable, as well as the total hours paid to each covered employee during the wage month. The Employer shall provide a copy of this report to the Union. The Employer further agrees to supply to the Pension Trust such further information as may from time to time be requested by it in connection with the benefits provided by said Pension Trust to said employees, and to permit audits of its books and records by the Pension Trust for the sole purpose of determining compliance with the terms and conditions of this agreement.

10.10 Delinquent Employers

    In the event that an Employer fails to maintain affiliation in good standing with the Pension Trust, the Employer shall be in violation of this Article 10, in addition to all other applicable standards. Immediately upon termination of the Employer's affiliation with the Pension Trust, the Union and the employees may withhold all services from the delinquent Employer until such time as the default has been cured to the satisfaction of the Pension Trust and the Union. In addition, the Company shall be responsible for the payment of all wages (including interest at the legal rate in VT), that would have been earned in normal working hours during any strike called on account of delinquent conditions.

ARTICLE 11
401(k) Plan

11.1 401 (k) Plan

    The Company agrees to establish and administer one 401(k) program for all its union employees which will comply with all the requirements of ERISA, the Internal Revenue Code and any other applicable laws.

    The Company agrees to match up to thirty (30%) percent of an employee's first $l,000 contribution per year and ten (10%) percent thereafter per year up to the maximum contribution allowable by law per year.

ARTICLE 12
Seniority

12.1 Seniority

            (a) In administering seniority, the five (5) quarries of the Company will be considered as one (1) unit.

            (b) The job classifications hereinabove listed in Section 4.1 shall be combined in a single classification for purposes of seniority for the quarry operations of the Company.

            (c) Seniority shall apply in the promotion, demotion, transfer, filling of job vacancies, layoffs, and recall of employees subject to ability and physical fitness among employees in the same seniority classification as defined above. Ability means the knowledge and/or experience relating to the job in question at the time of posting for the position. Temporary employment of thirty (30) days or less shall not be considered towards ability in connection with bid for permanent position.

            (d) Positions at the Bethel Quarry of Rock of Ages Corporation are not required to be posted and will be offered on a voluntary basis.

            (e) Permanent positions shall be posted within ten (10) working days of vacancy. Temporary positions shall be posted if the vacancy is expected for more than thirty (30) days.

            (f) Promotion job openings will be posted by the Company for five (5) days. Management will select the qualified applicant and give notice of the employee selected in writing to the Union. An employee awarded a full-time or spare position may not bid on another job for six (6) months. Any employee awarded a posted job which has not commenced after ten (10) working days, may bid on another posted job. An awarded job, except a spare position that has not been filled after thirty (30) working days, must be reposted. Newly hired employees shall be ineligible to bid for any job for a period of three (3) months from their respective dates of hire. An employee can sign more than one (1) posted position, however, the employee can only be awarded one (1) position.

            (g) It shall be understood that a man who has been asked by management to change from one job classification to another will retain his total seniority. The employee so transferred will have a thirty (30) consecutive day trial period, sickness and absence excluded, with right to return to former job with former status. However, in cases where an employee requests and is granted a transfer, his total seniority will be retained and there will be a thirty (30) day trial period. An employee desiring to relinquish a full time or spare position within thirty (30) days of the award date must notify the company in writing with a copy to the union. After 30 days, a spare position can be relinquished by mutual agreement between the employee and the company or by providing the company six (6) months written notice.

            (h) With regard to the filling of permanent positions where previous posting awards for spares have been made based on company seniority, ability and physical fitness in accordance with Section 4.7(i), the permanent positions will be awarded to the spare most senior in that position. As necessary, further spare openings will be posted and awarded on the basis of seniority, ability and physical fitness, in accordance with the contract. Employees can only hold one (1) spare position at a time. The Company and the Union agree that the nature of the spare position is that the job generally will not commence after ten (10) working days and will not be filled within thirty (30) days. For purposes of this Section, a spare position will be considered to have commenced and have been filled upon the award of the spare position subject only to the trial period set forth in the preceding paragraph. Each spare shall be entitled to the said thirty (30) day trial period and shall not assume the permanent position until the satisfactory completion of said trial period. Due to the special working conditions and safety concerns involved, the training/trial period for spare rigger/carpenter will be three hundred (300) working hours.

            (i) Employees on layoff shall retain their seniority for a period of twelve (12) months. If an employee on layoff is not recalled within twelve (12) months, the employee forfeits all seniority and the Company has no obligation to recall that employee. If employee is hired after the twelve (12) month period, he will be considered a new employee. If an employee on layoff is asked to return to work within twelve (12) months of layoff and refuses to return, the employee shall be considered a voluntary quit.

            (j) The procedure for notifying a laid‑off employee to return to work will be by certified mail and a period of one (1) week from the time of mailing will be granted to the employee for reporting. It will be the employee's responsibility to notify the Company of any change in address.

            (k) An employee who quits or is discharged for cause forfeits his seniority.

            (l) If an employee is temporarily laid off and later asked to return to work, with a guarantee of at least three (3) months' work and refuses to do so, then this constitutes a break in his length of service. If he is employed at a later date, it will be necessary to begin anew to build up years of service and earned time.

12.2 Seniority Rosters

    A roster giving the seniority and job classification of all employees in the bargaining unit will be made available to the Union. These rosters will be revised twice each year in April and October. The company will provide ample copies to all officers and stewards for the purposes of posting throughout the Barre and Bethel quarry operations. One (1) copy of the roster will show individual rates of pay. The one (1) copy showing pay rates will only be sent to the President of the Local USW #4 and will be kept confidential.

12.3 General Leave of Absence

    Any employee may be granted a period of ninety (90) days' leave of absence in any one (1) calendar year without pay and without loss of seniority with the consent of the Company and the Union. Such employee is forbidden to accept employment elsewhere for wages; except that an employee who is granted a leave of absence for reasons of health may accept employment during such leave of absence. Upon the request of the Company, the employee shall secure a doctor's certificate with respect to his condition of health. Employees granted a leave of absence for reasons of health shall accumulate seniority during such leave of absence.

    Management agrees to grant, on request, a leave of absence to employees for Union activities or political purposes when request is made in writing and such time will not be deductible from an Employee's earned time. The seniority for such Employees shall accumulate for a maximum period of one (1) year during such leave of absence.

    An Employee who is a member of the Union Executive Board shall be granted a leave of absence of up to three (3) years to serve as full-time President of the Union. During such leave he shall accumulate industry service and shall retain seniority with the Company as of the date the leave begins; he shall not be eligible for wages or fringe benefits.

12.4 Transferring out of the Bargaining Unit

    Employees transferred out of the bargaining unit on or after May 1, 1962 shall retain their seniority status for a period of three (3) years. If returned to the bargaining unit after three (3) years, they will return as new employees.

12.5 New Employees

    Newly hired employees will be given a fifty (50) working day probationary period. Seniority during those fifty (50) working days is earned upon completion of probation.

    An employee who is qualified for the probationary period one (1) year and who works less than the fifty (50) working days before he is laid off is entitled to accumulate months of seniority in fulfilling fifty (50) working days if he is hired the next year.

12.6 Seasonal Winter Layoff

            (a) On or before the Monday preceding the Thanksgiving holiday, the Company will post a winter layoff notice and a blank voluntary work assignment sheet. The winter layoff notice will recite the date that normal quarry operations will be curtailed for the winter season, the date on which normal quarry operations will resume in the spring and a summary of the procedures and rules set forth in this Article.

            (b) Employees desiring winter work assignments on a voluntary basis agree to sign the voluntary winter work assignment sheet at the Central Quarry Office no later than ten (10) calendar days of the Company's postings. Employees must sign the voluntary winter work assignment sheet at the Central Quarry Office in person in the presence of a representative of the Company who is not a member of the Union. Employees may only sign for job assignments for which they are qualified under the provisions of this Article 12.

            (c) Failure to sign the voluntary winter work assignment sheet in the quarry office within the time limit will be conclusively deemed by both the Company and the Union that the individual has elected voluntary layoff and waives all rights of grievance with respect to the recall of employees from the voluntary winter work assignment sheet by the Company. The Company agrees to make its decisions with respect to which employees will work during the winter layoff and to post work assignments not later than five (5) working days from the expiration date of the sign-up.

            (d) The Company will assign the work during the winter layoff by seniority subject to ability and physical fitness. The Union agrees that any disputes regarding the work assignments will be brought to the attention of management within five (5) days from the date of posting in accordance with the grievance procedure set forth in Article 16. If a sufficient number of qualified employees do not sign the voluntary work assignment sheet, the Company will assign the winter work to qualified employees by inverse order of seniority. The Company will provide a list in the Central Quarry Office during the winter period where employees on voluntary layoff may sign to indicate their willingness to return to work. The Company will recall qualified employees signing this list by seniority to the extent openings permit.

              (e) Because of the application of the twelve (12) month recall provision, no quarry personnel will be terminated during the winter layoff and no employee choosing voluntary layoff will suffer any loss of seniority or termination. In the event the Company determines to make a permanent layoff during the winter layoff period, such layoff will be in accordance with Section 12.1 of this Article and shall not apply to senior employees on voluntary layoff.

               (f) Employees who are on layoff under this Section shall notify the Company should they leave town for any period of time that may prevent the employee from responding to any written notice of recall, either scheduled or unscheduled, within a period of one (1) week.

12.7 Quarry Preference

    The employee will have the opportunity to indicate a preference to work in the Barre Quarries, Bethel quarries, or both if the work is needed. Assignment to the location will be according to the provisions of Article 12.6. In the event the employee signs up to work in both quarry locations, management will determine which quarry location an employee is to be assigned, regardless of seniority. In the event any quarry operation is changed, shutdown, work force reduced, re-started, or any other operational decision made during the seasonal winter layoff period, employees will be reassigned according to article 12.6.

ARTICLE 13
Bonus Plan

13.1 Bonus Plan

    All quarry operation employees will receive a bonus for all paid hours which shall be based on total service with the Company as of May 31:

Years of Service	Bonus
5	6 1/4 cents per hour
6	7 1/2 " " "
7	8 3/4 " " "
8	10 " " "
9	11 1/4 " " "
10	12 1/2 " " "
11	13 3/4 " " "
12	15 " " "
13	16 1/4 " " "
14	17 1/2 " " "
15	18 3/4 " " "
20	20 " " "
25	25 " " "
30	30 " " "
35	35 " " "
40	40 " " "
45	45 " " "

    For the purpose of this Article, all paid hours shall include overtime (including premium rate), holidays, vacations and call out pay.

13.2 Bonus Plan Payments

            (a) Bonuses will be paid semi‑annually, on or before the last Friday prior to July 1 and the last Friday prior to the start of the winter shutdown period. The bonus payment prior to Christmas will be based on hours paid between June 1 and November 30, and the payment prior to July 1 will be based on hours paid between December 1 and May 31. To be eligible for payment, the employee must be on the Company payroll at the time of paying except in cases of retirement or layoff. A discharge will cancel accumulated bonus as well as years of service with the Company.

            (b) The Company shall furnish to the member, at the time of seniority bonus distributions, a separate record of hours paid, rate of pay and period covered.

ARTICLE 14
Union Security

14.1 Mandatory Membership

    It shall be a condition of employment that all employees of the Company covered by this Agreement who are members of the Union in good standing on the effective date of this Agreement shall remain members in good standing and those who are not members on the effective date of this Agreement shall, on or before the 31st day following the effective date of this Agreement, become and remain members in good standing in the Union. It shall be also a condition of employment that all employees covered by this Agreement and hired on or after its effective date shall, on or before the 31st day following the beginning of such employment, become and remain members in good standing of the Union.

14.2 Location of Stewards

    Stewards who are either elected or appointed by either the members of the Union or the Union President will remain in the areas in which they were elected or appointed so far as possible. The Company shall have the right to assign the Steward to another area for a temporary period or permanently if the area is being permanently or temporarily closed or if the Steward successfully bids to a job outside of the area.

ARTICLE 15
Check-Off

15.1 Check-Off

    The Company agrees to deduct each month from the wages payable to any employee who authorizes the Company to do so, through a signed authorization card (Union Form 530), the Union monthly dues, assessments uniformly imposed on all members and, if owed, the Union's initiation fee. Said amount shall be as designated by the International Treasurer of the Union. The Company shall then remit by the end of each month all sums so deducted to the International Treasurer, United Steelworkers, PO Box 951667, Cleveland, OH 44193.

15.2 Union Copy

    The Company shall also transmit by the end of each month to an officer designated by the Local Union a copy of the list of employees from whom deductions are made and a list of new hires during the month.

15.3 Dues Penalty

The Company will be responsible for the collection of dues prior to payment of closeout due to termination (quit or discharge) of employment. Failing to collect, the Company will be liable for payment(s) to the Union if it fails to collect from the terminated member.

 ARTICLE 16
Dispute Settlement

16.1 Dispute Steps

            (a) Any difference which may arise as to the meaning or application of this Agreement or any Memorandum Agreement between the parties as to compliance with the terms of such agreements shall be resolved as follows:

            Step 1: Between the foreman and employee involved and/or Union Steward and/or other Union representative. Grievances must be submitted within ten (10) workdays of the time the subject of the grievance becomes or should have become known to the aggrieved employee or Union.

            Step 2: Between the Union Steward and/or other Union representatives and the Quarry Manager. If the matter is not settled within five (5) workdays of initiating this step, it may be referred to Step 3.

            Step3: Between the Union President and/or Union Steward and the Vice President of Quarry Operations and/or the Quarry Manager. If the matter is not settled at this step, then a formal written grievance will be submitted within five (5) working days.

            Step 4: Between the United Steelworkers of America Staff Representative, Local Union #4 President, the President of the Company, the Vice President of Quarry Operations and/or the Quarry Manager. If the matter is not settled within five (5) working days of initiating this step it may be referred to Step 5.

            Step 5: Submit the grievance to arbitration and pursuant to existing voluntary labor arbitration rules of the American Arbitration Association within thirty (30) days following the Step 4 answer. The Arbitrator shall have no authority to alter in any way the terms and conditions of this Agreement and shall confine his decision to a determination of the facts and an interpretation and application of this Agreement. The decision of the Arbitrator shall be final and binding on all parties.The fees and expenses associated with arbitration of the grievance shall be borne equally by the parties to the grievance or dispute.

            (b) In the event a difference is not appealed to the next succeeding step of the above procedure within the time limit specified, the right of appeal shall be lost.

            (c) The aggrieved employee may attend any steps of the grievance procedures. Time limits may be extended by mutual agreement.

16.2 Company Grievances

    Grievance may be initiated by the Company. The grievance shall be discussed between the Company representative and the Steward, Local Union President or other Union representative. In the event such difference is not settled through such discussion, the dispute will be further processed in accordance with the provisions of Section 16.1, Steps 3, 4 and 5.

16.3 Signed Grievances

    Grievance processed in accordance with the provisions of this Article must be in writing and signed by the grieving party for submission to Step 4 and succeeding Steps. It is mutually understood that the words "Foreman" or "Quarry Manager" may be replaced by the word "Company" where appropriate. Time limits may be extended by mutual agreement.

16.4 Rules

            (a) The Union agrees that during the term of this Agreement neither the Union nor its members shall encourage or engage in any strikes, stoppages, slowdowns or other interruptions of work, and the Company agrees that there shall be no lockouts.

            (b) It is understood and agreed that in the event of any alleged violation of this Agreement, which violation is not authorized or ratified by the International Union, there shall be no liability for damages on the part of said International Union, Local Union or any of their officers or agents, and the sole recourse and exclusive remedies of the employer shall, in such event, be those which are specifically provided for in this Agreement.

            (c) It is understood and agreed that in the event of any strike, work stoppage, interruption or impeding of work on the part of any employee during the life of the Agreement, there shall be no liability on the part of the International Union, Local Union or any of their officers or agents, provided such strike, work stoppage, interruption or impeding of work was not authorized or ratified by the International Union, Local Union or any of their officers or agents, and provided further that, upon the occurrence of such unauthorized strike, work stoppage, interruption or impeding of work, the International Union or the Local Union shall, upon request of the Company, notify the employees involved that such action by said employees was unauthorized and direct said employees to return to work promptly, and shall take further steps as are reasonable and appropriate under the circumstances to bring about a termination of such unauthorized strike, work stoppage, interruption or impeding of work, impose such disciplinary measures upon the employees involved as are not inconsistent with the provisions of this Agreement.

ARTICLE 17
Reserve for Inclement Weather - Power Failure

17.1 Reserve Hours

            (a) Reserve hours do not apply to blacksmiths, shop men, grinders and summer employees.

            (b) A reserve of 42 1/2 hours will be set up to be paid out in the following way.

            (c) When the typical work week (typical work week is understood to mean the average number of hours worked by over fifty (50%) percent of the outside quarry group during one (1) week of those entitled to reserve hours falls below thirty-five (35) hours not including overtime), four (4) hours will be added to the paid hours. When the typical work week is between thirty-five (35) and forty (40) hours, two (2) hours will be added to the paid hours.

            (d) In applying reserve hours during a week in which Saturday is worked, it is agreed that reserve hours for inclement weather will be applied to work done Monday through Friday and that hours worked on Saturday will not be included in determining total hours worked during the week.

            (e) To illustrate: If a bar runner works even though less than fifty (50%) percent of the quarry is working, he will receive reserve hours pay at the end of the week the same as the rest of the employees.

             (f) Paid hours shall be understood to include premium hours for overtime, paid holidays and vacation time.

             (g) The balance, if any, of the 42 1/2 hours remaining at the end of the year is to be paid on the last payday before Christmas. Employees with less that one (1) year of service at the end of the calendar year shall be entitled to prorated unused reserve hour payments, if any, based upon months of service.

            (h) Inclement weather pay not paid to an individual employee due to sickness, vacation or other authorized absence shall be paid with the balance, if any, at the end of the year.

            (i) An employee who starts work during the course of the calendar year shall have the same status as of the date of his employment as other employees have on that date in respect to reserve hour payments to be made during the remainder of the year.

17.2 Power Failure

    In the event of a power failure in a section of the operations, employees will continue to work as long as health and safety of employees are not affected and access to the working area is available from another hoist. In the event of power failure, crews will remain on the job for a period of fifteen (15) minutes, for which time they will be paid. If power is not restored at the end of this fifteen (15) minute interval, operations will be closed down upon appropriate notification by the Company.

    In the event no notification is given and the employees remain on the job, those employees will continue to receive wages. Article 17.1, Reserve for Inclement Weather, shall not be applied on shutdowns due to power failure.

ARTICLE 18
Non-discrimination

18.1 Non-discrimination

There shall be no discrimination for or against any employee because of his performing the duties of a Union officer or committeeman. The Company shall comply with applicable laws prohibiting discrimination against employees on account of race, color, sex, sexual orientation, religion, national origin or age. Any reference in this Agreement to one (1) gender shall be deemed to apply equally to the other.

ARTICLE 19
Union Representatives

19.1 Union Representatives

    Union representatives can come to the office. If management and Union representatives mutually agree, men involved in grievances shall be called to the office for interview. It is agreed that the President of the Local USW #4 will only have access to the Rock of Ages Corp. quarry operations (Barre and Bethel) that are covered by this collective bargaining agreement, specifically for purposes of administering this agreement.

ARTICLE 20
Suspension of Operations

20.1 Suspension Notice

    Adequate notice of any suspension of operations shall be posted stating when plant/quarry will close as well as when work is to be resumed.

ARTICLE 21
LABOR MANAGEMENT TEAM

21.1 LMT Formation

            (a) It is mutually agreed to form a Labor Management Team (LMT) composed equally of Union representatives and management representatives in such total number as may be agreed from time to time by the Union and Company. The LMT shall meet at least quarterly (i.e. March, June, September, and December) to discuss and resolve issues of safety, health, betterment, interdivisional job opportunities, productivity and other items as may be appropriate. The Union representatives and/or Management must submit a list of specific agenda items for each meeting at least one (1) week in advance of the meeting or the meeting is cancelled.

            (b) The LMT is intended to increase joint cooperation and develop an active employee involvement process. These efforts shall not interfere with any provisions of this Agreement nor circumvent the grievance procedure, nor interfere with management's rights, but it is a goal of the LMT to avoid circumstances or practices which could give rise to a claim by either party that the provisions of this Agreement were not adhered to and to create an atmosphere of cooperation so as to minimize events leading to grievances.

            (c) The LMT may have various divisions or advisory groups as mutually agreed and may meet jointly with other USW. LMTs formed in other divisions.

            (d) The objectives of the LMT will also focus on increasing customer service and satisfaction, more effective methods of operation, enhancing employee morale and creating and assuring full and open communication among employees and the Company. The LMT will analyze and solve identified problems and participate and support in the implementation of agreed solutions. The LMT will also investigate and recommend actions to the Company and Union to increase employee involvement and responsibility in the areas of production, production teams, and quality control.

            (e) The Company shall forward minutes of the LMT meetings to the Union and LMT members within ten (10) days of the meeting. The minutes shall include the names of those in attendance, and the date, time and place of the meeting.

            1. A schedule of dates, times, and places for the LMT meetings will be forwarded to the union prior to the beginning of each calendar quarter. Up to a maximum of three (3) members will be paid for time while attending the LMT meeting.

            2. A schedule of dates, times, and places for the stewards meetings will be forwarded to the union prior to the beginning of each calendar quarter. Up to a maximum of eight (8) members will be paid for time while attending the stewards meeting. Steward from Bethel will be afforded the opportunity to attend the meetings and released from the Bethel quarry forty-five (45) minutes prior to the scheduled starting time of the meeting and will suffer no loss in pay.

ARTICLE 22
Safety Rules

22.1 Safety Issues

            (a) The Company will confer with the Union regarding safety and other rules and regulations affecting the health, safety and comfort of the employees. There shall be a Safety Committee to include union representation designated by the Union. Minutes of each meeting will be distributed to all Committee members and the President of U.S.W. Local 4.

            (b) Any national, state or municipal law enacted for the betterment of wages or working conditions in the granite trade will not be violated. All employees must utilize safety equipment required by any national, state or municipal law.

            (c) The Union agrees to cooperate with the Company in enforcing safety rules and practices in an effort to reduce hazards and insure safe working conditions.

            (d) Employees are to comply with the safety rules in this Article and are to cooperate fully with the management in the enforcement of these rules.

22.2 Safety Glasses

            (a) Safety glasses must be worn on all jobs by all quarry personnel.

          (b) The Company shall provide safety glasses for its employees, upon the request of such employees. If an employee needs prescription safety glasses, he shall pay for his own eye examination and shall furnish the prescription to his employer. The Company shall then provide such prescription glasses with a frame selected from the group of standard frames, at no additional cost to the employee. Broken safety glasses shall be replaced by the Company on a reasonable basis.

22.3 Safety Shoes and Gloves

            (a) The company shall make safety footwear available to requesting employees from the company supply room or through arrangements with a local supplier or they can be purchased at any other location. If the employee purchases the safety footwear at a place other than the supply room or other than where it was arranged by the company, the employee must initially pay for the footwear and then bring a receipt into the supply room. The employee will be reimbursed by the company under the guidelines established for the allowance on safety footwear. The company will contribute up to $85.00 toward the cost of a pair of safety shoes, for up to a maximum of two (2) pair of footwear.

            (b) The Company will provide, at no cost to the employee, working gloves that the company feels are suitable for the employee performing the jobs. When an employee requests a new pair of gloves, the old pair must be turned in.

22.4 Rock Drilling

            (a) To eliminate the possible silicosis hazard in rock drilling in the Barre Granite quarry belt, the Company has installed dust control equipment which meets the reasonable standards established and published by the Vermont Occupational Safety and Health Administration and/or the National Institute of Occupational Safety and Health of the Mine, Safety and Health Administration, as applicable.

                    (i) "Rock drilling" shall mean drilling, cutting, chipping, channeling, broaching or crushing rock.

                    (ii) "Injurious silica dust concentration" shall mean dust produced from drilling silica bearing rock which is in excess of current Tolerance Level Value as established and published by VOSHA and/or NIOSH or MSHA.

            (b) Insofar as practicable, all rock drilling operations shall be executed so that there will be no dissemination of injurious silica dust concentrations into the atmosphere.

            (c) The whole problem of dust equipment in every department pertaining to quarry operations shall be the subject of study and research by a joint commission. This commission shall consist of the representatives of the Safety Committee.

            (d) Dust control equipment shall at all times be maintained in efficient working order and use. Inspections shall be carried out at the request of Company or Union Committee by the state unit charged with industrial hygiene or the appropriate Federal agency and reports of inspections given to both the Company and to the Union.

ARTICLE 23
Management's Rights

23.1 Management Rights

        The management of the quarries and the direction of the working forces, including the right to hire, transfer, suspend or discharge for just cause, except as expressly limited by this Agreement, and the right to lay off due to lack of work, and in general all other functions of management unless expressly limited by the Agreement are reserved to and are vested exclusively in the Company.

ARTICLE 24
Temporary Transfers

24.1 Temporary Transfers

    If an employee is required to fill the place of another employee, his rate of pay shall not be changed. For example, if an employee is required to fill the place of another receiving a lower rate, his rate of pay will not be reduced. On completing his period of temporary assignment he shall return to his former duties. Temporary assignment means a period of thirty (30) days or less. Senior employees will be given preference where possible.

ARTICLE 25
Smoking

25.1 Smoking Policy

    The Company and Union hereby agree and jointly designate all work areas in which employees covered by this Agreement perform any work activities as permitted smoking areas and any employee covered by this Agreement shall be permitted to smoke in any area with the sole exception of areas in proximity to combustible materials which are designated by the Company as non-smoking areas. As a matter of common courtesy and health concerns during breaks, employees will not smoke in the quarry warming shacks. It is also mutually agreed between Union and Management that in the event significant unresolved conflicts arise concerning this provision, further steps may be taken concerning non smoking provisions.

ARTICLE 26
Discipline/Discharge

26.1 Discipline & Discharge

    An Employee who has completed his probationary period shall not be discharged or otherwise disciplined without just cause. A copy of written disciplinary action taken against an employee shall be sent to the Local Union office. Failure to comply within ten (10) days will constitute the warning being null and void.

26.2 Written Warnings

    The Company and Union agree that a written warning more than eighteen (18) months old may not be used as the justification for discipline or discharge of an employee. Subject to the immediately preceding sentence, in progressive discipline cases, the Company will continue to consider in accordance with past practice that a written warning or suspension without a follow‑up discipline or suspension for the same cause for a period of six (6) months as restarting the progressive discipline process from the next succeeding written warning or suspension for the same cause. All inactive disciplinary records will be purged from an employee's record after five (5) years from the date the record was written unless that disciplinary record indicates otherwise. Nothing in this Section shall be construed to prevent the Company from discharging or otherwise disciplining an employee for just cause or to prevent the Company and the Union from keeping all disciplinary reports in an employee's personnel file and providing the same to the appropriate parties under the Dispute Settlement procedures of Article 16.

ARTICLE 27
Summer Employees

27.1 Summer Help

            (a) The Company shall not be required to provide fringe benefits, pension contributions, insurance coverage or reserve hours as set forth in Article 17 for persons employed during the summer months except for Call‑In pay as set forth in Section 2.3.

            (b) Summer employee minimum wage rate is one ($1.00) dollar above the minimum rate as set by the U.S. Department of Labor. If such minimum wage rate is increased by the Department of Labor during the life of this Agreement, summer employee pay rates will increase accordingly. Such employees are not to be employed below the quarry rim, the intention being that they are not to perform general production work.

            (c) The Company will not have the right to hire such summer quarry employees as long as there are employees of the Company on layoff who can perform available work and who are willing to do so.

ARTICLE 28
Bethel Quarry

28.1 Bethel Quarry Travel Expense

    Employees that are assigned to work at the Bethel quarry (per the provisions of Article 12, para.4) will receive, as a temporary rate, fifty ($.50) cents per hr. over the quarry minimum set wage. When an employee is not assigned to the Bethel quarry he may not receive the temporary rate.

SIGNATORY PAGE

This page provided by USW

QUARRY DIVISION
CALENDAR OF HOLIDAY OBSERVANCES
DURING 2006 - 2009 CONTRACT

2006
Memorial Day	May 29	Monday
Independence Day	July 4	Tuesday
Labor Day	September 4	Monday
Employee Appreciation Day	September 5	Tuesday
Veterans Day	November 13	Monday
Thanksgiving Day	November 23	Thursday
Day After Thanksgiving	November 24	Friday
Christmas Day	December 25	Monday

2007
New Years Day	January 1	Monday
Day Before Town Meeting	March 5	Monday
Town Meeting Day	March 6	Tuesday
Memorial Day	May 28	Monday
Independence Day	July 4	Wednesday
Labor Day	September 3	Monday
Employee Appreciation Day	September 4	Tuesday
Veterans Day	November 12	Monday
Thanksgiving Day	November 22	Thursday
Day after Thanksgiving Day	November 23	Friday
Christmas Day	December 25	Tuesday

2008
New Years Day	January 1	Tuesday
Day Before Town Meeting	March 3	Monday
Town Meeting Day	March 4	Tuesday
Memorial Day	May 26	Monday
Independence Day	July 4	Friday
Labor Day	September 1	Monday
Employee Appreciation Day	September 2	Tuesday
Veterans Day	November 17	Monday
Thanksgiving	November 27	Thursday
Day after Thanksgiving Day	November 28	Friday
Christmas Day	December 25	Thursday

2009
New Years Day	January 1	Thursday
Day Before Town Meeting	March 2	Monday
Town Meeting Day	March 3	Tuesday

EXHIBIT 10.2

AGREEMENT

 by and between

 Rock of Ages Corporation

and

 United Steelworkers, AFL-CIO-CLC

April 29, 2006

TABLE OF CONTENTS

AGREEMENT	1

ARTICLE 1 Term	1

ARTICLE 2 Hours of Work - Overtime	1
2.1 Regular Hours	1
2.2 Maintenance Men	2
2.3 Saturday and Sunday Pay	2
2.4 Extra Shift	2
2.5 Miscellaneous	2

ARTICLE 3 Layoff Job Opportunity	3
3.1 Layoff Job Opportunity	3

ARTICLE 4 Wages	4
4.1 Wage Increases and Minimum Wages	4
4.2 Employment	5
4.3 Wage Negotiations	5
4.4 Wage Adjustment	5
4.5 Transfers	6
4.6 Infirm Employees	6
4.7 Payment of Wages	6
4.8 Workers' Compensation	6
4.9 Jury Duty	7

ARTICLE 5 Military Service	7
5.1 Military Service	7

ARTICLE 6 Holiday Pay	7
6.1 Paid Holidays	7
6.2 Eligibility	8
6.3 Holiday Work	8
6.4 Holiday Change	9
6.5 Holiday Premium	9

ARTICLE 7 Vacations	9
7.1 Vacation Period	9
7.2 Vacation Payments	9
7.3 Requirements	10
7.4 Amount of Vacation	11
7.5 Severance of Employment	13

i

ARTICLE 8 Bereavement/Birth of a Child	13
8.1 Five (5) Day Bereavement	13
8.2 Three (3) Day Bereavement	13
8.3 Internment	13
8.4 One (1) Day Bereavement	13
8.5 Birth or Adoption of a Child	14
8.6 Bereavement While on Vacation	14

ARTICLE 9 Insurance	14
9.1 Insurance	14
9.2 Benefits	14
9.3 Contributions	16
9.4 Disability	16
9.5 Retired Employees	16
9.6 Consultant	16
9.7 Insurance Objectives	17
9.8 Delinquency	17

ARTICLE 10 Pension Plan Agreement	17
10.1 Merger of the Pension Plan	17
10.2 Incorporated Documents	17
10.3 Contribution Rate	18
10.4 Covered Employees	18
10.5 Hours Worked	18
10.6 Payment of Contribution	18
10.7 Coverage - Newly Hired Employees Not Previously Covered	18
10.8 Coverage - Newly Hired Employees Who Were Previously Covered	18
10.9 Contribution Reports and Data	18
10.10 Delinquent Employers	19

ARTICLE 11 401K Plan	19
11.1 401K Plan	19

ARTICLE 12 Notices	19
12.1 Bulletin Boards	19
12.2 Holiday Notice	19
12.3 Emergencies	19
12.4 Plant Bidding	19
12.5 Union Postings	20

ARTICLE 13 Layoff, Recall, Reinstatement After On-the-Job Injury	20
13.1 Layoff and Recall	20
13.2 Layoffs	21
13.3 Layoff Job Opportunity	21
13.4 Seniority	22
13.5 Seniority Roster	22

ARTICLE 14 Union Security	22
14.1 Union Security	22

ARTICLE 15 Check-off	22
15.1 Check-Off	22
15.2 Union Copy	22
15.3 Dues Penalty	23
15.4 Journeyman Dues	23
15.5 Sign-Ups	23

ARTICLE 16 Dispute Settlement	23
16.1 Dispute Settlement	23
16.2 Company Grievances	24
16.3 Signed Grievances	24
16.4 Rules	24

ARTICLE 17 Plant Access	25
17.1 Plant Access	25

ARTICLE 18 Nondiscrimination	25
18.1 Non Discrimination	25

ARTICLE 19 Public Insurance	25
19.1 Reinstatement to Job	25
19.2 Unemployment/Workers Compensation	25

ARTICLE 20 Mutual Cooperation	26
20.1 Mutual Cooperation	26

ARTICLE 21 Labor Management Team	26
21.1 Labor Management Team (LMT)	26

ARTICLE 22 Safety Measures	27
22.1 Safety Glasses	27
22.2 Miscellaneous	27
22.3 Plant Heat	28
22.4 Consultation and Enforcement	28
22.5 Legal Obligations	28

ARTICLE 23 Probationary Period	29
23.1 Probationary Period	29

ARTICLE 24 Apprentices	29
24.1 Apprentices	29
24.2 Reduction of Work	29
24.3 Apprentice Wages	29

ARTICLE 25 Leaves of Absence	29
25.1 General Leave of Absence - Leave	29
25.2 Union Leave	30
25.3 Presidential - Executive Board Leave	30

ARTICLE 26 Discipline/Discharge	30
26.1 Discipline/Discharge	30
26.2 Written Warning	30

ARTICLE 27 Interdivisional Maintenance Work	30
27.1 Interdivisional Maintenance Work	30

ARTICLE 28 Subcontracting	31
28.1 Subcontracting	31

ARTICLE 29 Management's Rights	31
29.1 Management's Rights	31

SIGNATURES	32

CALENDAR OF HOLIDAYS	33

AGREEMENT

    Agreement entered into as of April 29, 2006 by and between the ROCK OF AGES CORPORATION of Graniteville, Vermont (the Company) its successors and assigns and the UNITED STEELWORKERS, AFL‑CIO‑CLC on behalf of USW Amalgamated Local #4 (the Union). In consideration of the mutual covenants herein contained, it is agreed as follows:

ARTICLE 1
Term

    This Agreement shall be effective April 29, 2006 and shall continue in full force and effect through April 24, 2009 and from year to year thereafter, unless either party gives notice to the other, not less than sixty (60) days prior to April 24, 2009 or prior to April 30 of any year thereafter, that it desires to alter, amend or terminate any or all of the terms hereof.

ARTICLE 2
Hours of Work ‑ Overtime

2.1 Regular Hours

        (a) Eight (8) hours shall constitute a day's work, five (5) days shall constitute a week's work, Monday to Friday inclusive. Daily working hours will begin no earlier than 7:00 a.m. and end no later than 3:30 p.m., except as modified pursuant to either of the following paragraphs:

            (i) The above schedule of working hours may be changed for seasonal and other reasons by mutual agreement, provided, however, that between January 1 and March 15, an eight (8) hour shift to end no later than 5:00 p.m. can be established for all employees of a saw plant or for the sawyers in a manufacturing plant having a saw which is subject to outdoor weather for periods during which the employer has a reasonable expectation that inclement weather will otherwise adversely affect his operations.

            (ii) If the Company desires to change the regular daily working hours to begin no earlier than 7:30 a.m. and to end no later than 5:00 p.m. during the period in which Eastern Standard Time is in effect, the Company has the option to make such change if a majority of the employees represented by this Union and a majority of its employees represented by any other local Union, voting separately in a vote conducted by the respective Union representatives, approve that change in hours.

        (b) All work done outside the working hours as prescribed above and work done during the regular lunch period shall be paid at time and one‑half.

        (c) Overtime will be distributed as equitably as is practicable and will be assigned to employees based on such factors as who regularly works in the areas, who regularly performs the work and special circumstances. Refusal of overtime shall not preclude a man from future overtime. However, any refused hours will be included when determining equitable distribution.

1

 Whenever possible, weekday overtime requests will be made no later than noon on the preceding day, and weekend requests will be made by noon on Thursday. If there are not sufficient volunteers, employees are to be assigned on the basis of inverse seniority, subject to demonstrated ability to perform the work on those shifts.

        (d) An employee and an employer may, by mutual agreement, arrange a schedule for the employee which differs from the general schedules set forth in this Article. The Union will be notified of such arrangement. No such arrangement shall extend for more than two (2) weeks unless approved by the Union.

2.2 Maintenance Men

    The working day for maintenance men, regularly employed as such, shall be of eight (8) hours' duration to be worked between 7:00 a.m. and 3:30 p.m. and the working week shall be of forty (40) hours' duration to be worked from Monday to Friday, inclusive. The overtime rate shall be at time and one‑half for all hours worked over any continuous eight (8) hour period, excluding lunch hour. The lunch hour of thirty (30) minutes is to be taken at the option of the employee.

2.3 Saturday and Sunday Pay

    All work done on Saturday shall be paid at time and one‑half. Work shall be regarded as being performed on Saturday only if an employee's shift begins on Saturday. Work done on Sunday shall be paid at double time.

2.4 Extra Shift

        (a) It is agreed that the Company shall have the privilege of operating three (3) shifts. One (1) shift is to be the established working day and to be paid as per Article 4 of this Agreement. The second (2nd) and third (3rd) shifts shall be of eight (8) hours' duration including a one‑half (1/2) hour meal period which will be paid. In addition to payment for work performed in accordance with Article 4 of this Agreement, employees and apprentices working on the second (2nd) or third shift shall receive a shift premium of One Dollar and Seventy-five Cents ($1.75) per hour.

        (b) The Company shall not require any employee to work alone unless a telephone is readily available on the premises and a beeper with an automatic safety call‑in every fifteen (15) minutes unless deactivated by the employee.

2.5 Miscellaneous

        (a) Saturday Work. It is mutually agreed that work done on Saturday by grouters, tool grinders and saw helpers shall not include any crane operation, boxing, or mechanical repair work.

        (b) Regular Lunch Period. No work is to be done during the regular lunch period except in a case of emergency where it is necessary. If the Company desires to change the regular lunch period from one (1) hour to one‑half (1/2) hour, the Company has the option to make such change if a majority of the employees represented by this Union and a majority of the employees represented by any other local Union, voting separately in a vote conducted by the respective Union representatives, approve that change in hours.

2

        (c) Notice of Absence. Employees are obligated to give notice, as soon as possible, to the Company on the day they are unable to report for work. This should be done as soon as possible and include the reason for absence or lateness. An absence for three (3) consecutive scheduled workdays without notifying the Company will subject the employee to discipline, up to and including discharge.

        (d) Report Pay. In the absence of a notice not to report to work, should any employee report to work and be discharged before work begins or during the first two (2) hours of the day, he shall be paid no less than two (2) hours' pay.

        (e) In assigning employees to work on the second (2nd) and/or third (3rd) shift, the Company shall first seek volunteers with preference being given on the basis of length of service (seniority) with the Company subject to demonstrated ability to perform the work on those shifts. If there are not sufficient volunteers, employees shall be assigned on the basis of inverse seniority, subject to demonstrated ability to perform the work on those shifts.

ARTICLE 3
Layoff Job Opportunity

3.1 Layoff Job Opportunity

    In the event of a layoff of employees covered by this contract and if the Company has need for additional manpower in any of its other divisions in Barre or Bethel, the Company will offer these positions to the laid‑off employees by seniority subject to ability and physical fitness and a sixty (60) day probationary period. The employee selected may accept the position offered or elect to take the layoff. During the probationary period, the successful employee may revert to layoff status at his option. If the position available is covered by a different contract, the employee shall not be required to change groups unless he is not returned to his former position within twelve (12) months. The employees shall suffer no loss of seniority for such assignment when he is returned to his former position. Employees will be returned to their former positions by seniority if and when work becomes available.

    It is contemplated that the employees choosing to work in a new division will be assigned entry level positions. If the employee is assigned to a classification higher than laborer, grouter, plant sweeper, tool grinder or quarryman, the employee shall not hold the position for more than sixty (60) days without the consent of the Union. Those accepting assignment in another division will be the lowest in seniority in that division. If an employee does not honor a recall notice to his former position, or is employed in the new division for more than twelve (12) months, his seniority in his prior division shall be lost and his seniority date in his new division shall be his start date with that division except if otherwise agreed by the Company and Union.

    The Company and the Union agree that as a new and untested provision, either the Union or the Company may cancel this provision with thirty (30) days' prior written notice of cancellation.

3

ARTICLE 4
Wages

4.1 Wage Increases and Minimum Wages

        (a) Effective May 1, 2006 each employee in the bargaining unit shall receive the following minimum wage rates:

May 1, 2006

Group A
Drivers - Permanently assigned over-the-road (Barre area), 10-wheel, carrying blocks or slabs over 15 tons, with a majority of time spent in such over-the-road driving	$17.80

Group B
Maintenance	$17.60

Group C
Lumpers/crane operators, Boxer/Washstand, Grouter, Plant Sweeper, Fork Lift Operator, Yardman, Shipper, Tool Grinder, Saw Helper, Light Truck Drivers	$17.50

Note: all existing employees grandfathered at existing pay levels if over new minimums.

        (b) Effective April 30, 2007 each employee in the bargaining unit shall receive a wage increase of sixty cents ($.60) per hour, and the minimum wage rate shall be as follows:

April 30, 2007

Group A
Drivers-Permanently assigned over-the-road (Barre area), 10-wheel, carrying blocks or slabs over 15 tons, with a majority of time spent in such over-the road driving	$18.40

Group B
Maintenance	$18.20

Group C
Lumpers/crane operators, Boxer/Washstand, Grouter, Plant Sweeper, Fork lift operators, Yardman, Shipper, Tool Grinder, Saw Helper, Light Truck Drivers	$18.10

        (c) Effective April 28, 2008 each employee in the bargaining unit shall receive a wage increase of sixty cents ($.60) per hour, and the minimum wage rates shall be as follows:

April 28, 2008

Group A
Drivers-Permanently assigned over-the-road (Barre area), 10-wheel, carrying blocks or slabs over 15 tons, with a majority of time spent in such over-the-road driving	$19.00

Group B
Maintenance	$18.80

Group C
Lumpers/crane operators, Boxer/Washstand, Grouter, Plant Sweeper, Fork lift operators, Yardman, Shipper, Tool Grinder, Saw Helper, Light Truck Drivers	$18.70

        (d) Apprentice wage rates shall be the following percentage of the applicable journeyman rate:

Start:	70%	After 6 months:	90%

After 3 months:	80%	After 1 year:	100%

4.2 Employment

    It is mutually agreed and understood between the Company and the Union that employment on a weekly basis shall not be permitted in any plant covered by this Agreement unless agreed upon by the Union.

4.3 Wage Negotiations

    It is mutually agreed by both parties that types of labor performed for which no classification or minimum wage rates have been fixed can at any time be opened by either party and submitted to the Labor Management Team (LMT) of the Union and the Company. The decisions of the LMT under this Article shall be subject to ratification by the Company and the Union. If the LMT fails to agree or if the Agreement is not ratified by both parties, either party may invoke arbitration within twenty (20) calendar days after the LMT has failed to agree or the parties have failed to ratify, as the case may be. The arbitration procedure will otherwise be in accordance with Article 16.1 beginning at Step 4.

4.4 Wage Adjustment

    If at any time during the existence of this Agreement an increase should be granted, any employee receiving more than the minimum wage as provided in this Agreement should receive the same wage adjustments but for no reason shall his wages be reduced before making said adjustments.

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4.5 Transfers

    When a employee, except an apprentice, is required to fill the place of another employee receiving a higher rate of wages, under Article 4, he shall receive the higher contract rate while performing these duties, but if required to fill the place of another employee receiving a lower rate, for a period of thirty (30) days his rate will not be changed.

    The Union understands that there is a need for flexibility within the Company to assure for an efficient operation. The Company and Union agree that the Company may assign employees from one plant to work "temporarily" in another plant. The word "temporary" is understood and agreed to mean the limited covering for sickness, vacations, injuries, operational emergencies and/or the scope and/or the duration of a particular project or projects. It is not the intent of the Company to use temporary assignments as a means to replace or displace an employee in one plant with an employee from another plant. In the event the Union believes that the Company has not complied with this provision, the Union may bring the situation in question to the Labor-Management Team ("LMT") for resolution. If the matter cannot be resolved by the LMT, the Union shall have the right to grieve it.

4.6 Infirm Employees

    Employees who through infirmity or other reasons are not able to earn the wage given in this Agreement may work for such wages as may be satisfactorily agreed upon between the Union representative, the employee and the Company.

4.7 Payment of Wages

        (a) Wages may be paid by cash or check in an envelope at the option of the Company. In the event of a default in payment of such check by the Company, such option shall be revoked and payment shall thereafter be in cash. Wages to be paid in full weekly and within five (5) days of the time they become due, and to be paid during working hours; not more than five (5) days to be retained.

        (b) Any employee discharged shall receive his pay immediately. Any employee leaving shall notify the Company and having complied with this requirement shall receive his pay in cash or check on the regular pay day for the week of separation in person or by mail at the option of the employee.

        (c) The Company shall be required to furnish employees with written information weekly which shall designate the total earnings, total withholdings, number of hours worked at straight time and number of hours at overtime and rate of pay.

4.8 Workers' Compensation

    If an employee has to leave work because of a workers' compensation injury and is unable to return, he shall suffer no loss of straight time pay for that day.

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4.9 Jury Duty

    An employee who is required to report for jury duty on a day when he otherwise would have worked shall receive regular straight‑time pay for up to a maximum of thirty (30) days per calendar year. The Company can require verification of jury duty served. It is understood that if an employee is released from jury duty so that he can reasonably report for work at least three (3) hours before the end of his scheduled shift, he must report for work that day.

ARTICLE 5
Military Service

5.1 Military Service

    Employees' rights shall not be forfeited because of service with the Government during national emergencies. The Company agrees to abide by national laws covering rehiring of veterans.

ARTICLE 6
Holiday Pay

 6.1 Paid Holidays

        (a) There shall be up to 11 paid holidays. The paid holidays shall be: the day preceding Town Meeting Day, Town Meeting Day, Memorial Day, July Fourth, Labor Day, Veterans' Day, Thanksgiving Day, Friday after Thanksgiving Day and Christmas Day, and shall be paid regardless of whether the holiday falls on a Saturday or Sunday. In addition, there shall be a paid holiday for New Year's Day, subject to the following terms and conditions. To be eligible for this holiday, an employee must satisfy all eligibility requirements of this Article. In addition, the employee must work during the week in which the New Year's holiday falls. Payment of the Christmas holiday does not affect eligibility for the New Year's holiday. There shall be a paid holiday for Rock of Ages Employee Appreciation Day to be observed by all employees on the Tuesday following Labor Day holiday. The holidays will be observed during the term of this contract on the dates shown on the attached Calendar of Holiday Observances. In the event the Veteran's Day holiday shown on the attached Calendar does not fall on the designated National holiday, employees may take paid vacation or unpaid personal time to attend Veteran's Day observances given notice to management of at least one week.

        (b) If a holiday falls on Saturday or Sunday, it shall be observed on the following Monday, in accordance with the holiday calendar attached hereto.

        (c) Employees who are laid off during either of the weeks in which Town Meeting days or Thanksgiving falls shall not be eligible for holiday pay in those weeks. Instead, such employees must as individuals report to work on the first (1st) work day following the conclusion of any such layoff and such employees may collectively and mutually agree with the Company on days when they will, as a group, take personal days off with pay if they were otherwise eligible for the holiday pay. Such personal days must be taken within thirty (30) days after the first work day following the conclusion of the layoff in question and if mutual agreement is not reached, the employees will receive pay in lieu of any holidays to which they were entitled.

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        (d) An employee absent because of an off-the-job accident or sickness who is receiving sickness and accident benefits will be paid his regular-wage holiday pay in lieu of his daily sickness and accident benefit.

6.2 Eligibility

        (a) The employee must have at least thirty (30) working days accumulated service to be eligible for paid holidays. After completing thirty (30) working days' service any paid holiday that fell within the thirty (30) working day period becomes payable. If an employee quits before he has accumulated thirty (30) working days' service, no holiday pay is due. If he is laid off or is discharged through no fault of his own before he has accumulated thirty (30) working days' service, any holiday which fell within the period of his employment and discharge becomes due and payable.

        (b) Subject to the provisions of 6.1 (c), any employee who works to within four (4) working days of a paid holiday and who has thirty (30) working days' accumulated service with the Company and is then discharged or laid off will receive nevertheless the holiday pay.

        (c) When a holiday falls in an employee's vacation week, the employee shall receive pay for that day at straight time in addition to vacation pay.

        (d) During the week of a paid holiday, the employee must work a minimum of a full scheduled work week excluding the holiday or holidays less one (1) scheduled workday. Exceptions to the above ruling can be made only by prior arrangements with the Company. Sickness during the week of a holiday shall not disqualify an employee if he has notified the Company.

        (e) No employee shall be entitled to the holiday pay as provided in this Article if such employee is not working and is receiving compensation or benefits during such period in which he is not working, whether he is receiving such compensations or benefits under the State Unemployment Compensation Act, State Workers Compensation Act , Granite Group Insurance Trust, or from any similar source to which the Company contribute except as provided for under Article 6, subsection 6.1(d). Apprentices are eligible for paid holidays.

6.3 Holiday Work

    Work done on the following holidays, namely, January 1st, the day preceding Town Meeting Day, Town Meeting Day, Memorial Day, July Fourth, Labor Day, Employee Appreciation Day, Veterans Day, Thanksgiving Day, Friday after Thanksgiving Day and Christmas Day, shall be paid as double time.

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6.4 Holiday Change

    In the event of a state or federal law affecting the date on which holidays are celebrated, the parties hereto will negotiate with respect to appropriate changes in this Article with the understanding that the number of holidays shall remain the same as set forth above.

6.5 Holiday Premium

    Any paid days off to which an employee is entitled under this Article shall include second (2nd) and/or third (3rd) shift premiums, as the case may be, if the employee is assigned to such shift on the day(s) for which he is entitled to such pay.

ARTICLE 7
Vacations

7.1 Vacation Period

        (a) The vacation period shall be May 1 to April 30, subject to the following conditions: In the event of a shutdown, the employee can defer his vacation to another date mutually agreed upon with his employer, in which case the Company shall notify the Union of the employees' names and deferred vacation dates; if there is a conflict in dates among employees seeking the same vacation time, seniority shall govern unless the Company can show that the senior employee's presence in the requested period is indispensable. Employees who are entitled to vacation who are scheduled to perform maintenance work may schedule and take vacations in accordance with existing practices. (The practice of permitting an employee to take a leave of absence without pay will be continued.)

        (b) An employee must take at least one (1) week's vacation away from the job per contract year unless otherwise mutually agreed by the Company and the employee and approved by the Union.

        (c) Employees must apply for vacations in writing prior to March 1. Written rejection stating the reason why in accordance with 7.1(a) shall be returned to the employee by March 15th or the vacation requested shall be deemed approved.

        (d) Subject to the advance approval of management (which approval shall not be unreasonably withheld), employees may occasionally take one-half (1/2) day of vacation. Half-days cannot be scheduled on the annual vacation calendar.

7.2 Vacation Payments

        (a) Payments of vacation pay to employees will be made in advance. If an employee is permanently laid off or resigns, vacation pay or fraction thereof shall be payable in cash or check on the regular pay day for the week of separation.

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 7.3 Requirements

        (a) Vacations will be granted to employees who have fulfilled the following requirements prior to May 1:

            (i) An employee must have worked ninety percent (90%) or more of the regular hours worked by the plant during his period of employment for the twelve (12) months preceding May 1, the start of the vacation period, to be eligible for full vacation earned.

            (ii) Three‑fifths (3/5ths) of full vacation earned if employee has worked eighty percent (80%) of the plant hours scheduled.

            (iii) No vacation earned if employee has worked less than eighty percent (80%) of the plant hours scheduled.

            (iv) Overtime hours worked shall be included in determining whether an employee has met the requirements of subsections (i) and (ii).

            (v) For apprentices, vacation accruals will begin once the employee has been with the Company for three (3) months and will be retroactive to his date of hire.

        (b) For the purpose of determining whether the requirements above have been fulfilled and in computing the amount of vacation to which an employee is entitled under Section 7.4 below, the following additional rules shall govern:

            (i) Temporary layoff of sixty (60) days or over, USW strike time or shutdowns due to business conditions do not count as earned time but do not terminate length of accumulated service. Permanent layoff, resignation, or discharge breaks length of service. If an employee is temporarily laid off and later asked to return to work with a guarantee of at least three (3) months' work and refuses to do so, then this constitutes a break in his length of service. If he is employed at a later date, it will be necessary to begin anew to build up years of service and earned time. Example: A man works two (2) years for one (1) employer and then is laid off for a period of nine (9) months. At the end of nine (9) months he returns to work for the same employer and works two (2) more years. His earned time is four (4) years.

            (ii) An employee who has been employed by the Company for at least six (6) months shall be credited with up to a maximum period of one (1) year, time lost by employee's sickness or accident or absence sanctioned by management in writing, as earned timed and accordingly the employee will be paid vacation pay.

Example: A man works two (2) years and three (3) months for one (1) employer and then is absent from work for nine (9) months because of sickness. At the end of the nine (9) months' sickness, he returns to work. The earned time is three (3) years. If, after receiving vacation pay he then only works another two (2) months, he is entitled to two‑twelfths (2/12ths) of two (2) weeks' vacation; six (6) months, six‑twelfths (6/12ths) of two (2) weeks, and so forth.

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7.4 Amount of Vacation

Vacations will be granted to employees as follows:

        (a) First (1st) Week. One (1) week's vacation or fraction thereof will be granted employees with less than one (1) year of industry service on May 1 based upon the number of months he has been employed in accordance with the table below. This will establish him on a May 1 to May 1 basis for future vacation calculations.

Length of Industry Service		Vacation
1 mo.	1/12 of a week	3.3 hours
2 mos.	2/12 of a week	6.6 hours
3 mos.	3/12 of a week	10.0 hours
4 mos.	4/12 of a week	13.3 hours
5 mos.	5/12 of a week	16.5 hours
6 mos.	6/12 of a week	20.0 hours
7 mos.	7/12 of a week	23.1 hours
8 mos.	8/12 of a week	26.4 hours
9 mos.	9/12 of a week	30.0 hours
10 mos.	10/12 of a week	33.0 hours
11 mos.	11/12 of a week	36.3 hours
12 mos.	1 week	40.0 hours

        (b) Second (2nd) Week. Employees with one (1) or more years of industry service on May 1 shall be entitled to two (2) weeks' vacation or any fraction thereof computed in accordance with the following table:

Length of Service		Vacation
1 mo.	1/12 of 2 weeks	6.6 hours
2 mos.	2/12 of 2 weeks	13.3 hours
3 mos.	3/12 of 2 weeks	20.0 hours
4 mos.	4/12 of 2 weeks	26.6 hours
5 mos.	5/12 of 2 weeks	33.3 hours
6 mos.	6/12 of 2 weeks	40.0 hours
7 mos.	7/12 of 2 weeks	46.6 hours
8 mos.	8/12 of 2 weeks	53.3 hours
9 mos.	9/12 of 2 weeks	60.0 hours
10 mos.	10/12 of 2 weeks	66.6 hours
11 mos.	11/12 of 2 weeks	73.3 hours
12 mos.	2 weeks	80.0 hours

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        (c) Third (3rd) Week. Employees will be granted a third (3rd) week's vacation or fraction thereof computed on a May 1 to May 1 basis beginning with the second (2nd) May of his continuous employment in the industry as follows:

2nd May	-	1 day	-	8 hours
3rd May	-	2 days	-	16 hours
4th May	-	3 days	-	24 hours
5th May	-	1 week	-	40 hours

         Payment for such third (3rd) week's vacation or fraction thereof will be paid in accordance with Section 7.2 of this Article.

        (d) Fourth (4th) Week. Employees will be granted a fourth (4th) week's vacation computed on a May 1 to May 1 basis beginning with the twenty‑fifth (25th) May of his continuous employment with the Company. Payment for such fourth (4th) week of vacation shall be in accordance with 7.2(a).

    Employees will be granted a fourth (4th) week's vacation or fraction thereof computed on a May 1 to May 1 basis beginning with the twenty‑first (21st) May of his continuous employment with the Company as follows:

21st May	-	1 day	-	8 hours
22nd May	-	2 days	-	16 hours
23rd May	-	3 days	-	24 hours
24th May	-	4 days	-	32 hours
25th May	-	5 days	-	40 hours

        (e) Such vacation (time off) or vacation pay shall be paid at the straight time hourly rate of pay in effect for said employees at the time of taking vacation or receiving fractional vacation pay upon separation from employment. In figuring all earned vacation, a percentage of the regular straight time hours worked during the year preceding May 1 will be used to determine the vacation pay. Overtime is not to be used in computing vacation time.

        Vacation pay and vacation bonuses shall include shift premiums for employees regularly assigned to the second (2nd) or third (3rd) shifts, as the case may be, when such vacation or bonus pay becomes due and payable.

        (f) For the purpose of this Article, an employee's industry service shall be deemed terminated in the event the employee voluntarily leaves the industry.

        (g) For the purpose of computing vacation pay or fractions thereof, an employee hired on or before the fifteenth (15th) day of a month shall be credited with the full pro rata vacation pay otherwise attributed to that month, and an employee hired after the fifteenth (15th) day of a month shall not be credited with any pro rata vacation pay for that month. An employee whose employment terminates on or after the fifteenth (15th) of the month shall be credited with full pro rata vacation pay otherwise attributable to that month. An employee whose employment terminates before the fifteenth (15th) of the month shall not be credited with pro rata vacation pay for that month.

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EXAMPLE: A man comes to work on February 13, 1980. On May 1, 1980 he has completed three (3) months of employment and he is entitled to fractional vacation pay of three‑twelfths (3/12ths) of one (1) week. On May 1, 1981, the second (2nd) May of his employment, he is entitled to two (2) weeks' vacation pay payable at vacation time and one (1) day of vacation payable on the fourth (4th) regular pay day after his return to work. On May 1, 1982, he would be entitled to two (2) weeks and two (2) days; May 1, 1983 ‑two (2) weeks and three (3) days; and May 1, 1984 ‑ three (3) weeks. It is assumed in this example that the man worked at least ninety percent (90%) of the scheduled hours worked by the plant during each of the applicable twelve (12) month periods. If he has worked eighty percent (80%) of the time, he will receive three‑fifths (3/5ths) of the vacation pay otherwise due.

7.5 Severance of Employment

    A new employee or an employee who is laid off, discharged or quits is to be allowed the vacation benefit to which he is entitled under Section 7.4 above, prorated according to his months of service; for example, one (1) month=1/12th; three (3) months=3/12ths; ten (10) Months=10/12ths; etc. Employees discharged for cause shall not be eligible for pro rata vacation.

ARTICLE 8
Bereavement/Birth of a Child

8.1 Five (5) Day Bereavement

    In the event an employee suffers the death of his child/stepchild, spouse, mother or father, and the funeral and its arrangements occur during the employee's scheduled workdays, the employee shall be allowed up to five (5) days off with pay, at his rate of pay.

8.2 Three (3) Day Bereavement

    In the event an employee suffers the death of his brother, sister, stepmother, stepfather, spouse's father, spouse's mother, grandchild, and the funeral and its arrangements occur during the employee's scheduled workdays, the employee shall be allowed up to three (3) days off with pay, at his rate of pay. In the event an employee suffers the death of his spouse's stepmother or stepfather and the funeral and its arrangements occur during the employee's scheduled workdays, the employee shall be allowed up to three (3) days off with pay, at his rate of pay.

8.3 Internment

    If interment is postponed to a later date and occurs during the employee's scheduled work day, the employee may take one (1) of the three (3) foregoing days off with pay on the day of interment.

8.4 One (1) Day Bereavement

    If an Employee attends the funeral of a significant other, an in-law, grandparent or the grandparent of his spouse or his spouse's brother or sister and it takes place on a day when he otherwise would have worked, he shall not suffer a loss of any straight time pay for that day.

    Any paid days off to which an employee is entitled under this Article shall include second (2nd) and/or third (3rd) shift premiums, as the case may be, if the employee is assigned to such shift on the day(s) for which he is entitled to such pay.

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8.5 Birth or Adoption of a Child

    An employee will be entitled to one (1) day off with pay for the birth of the employee's biological child or the day of adoption of a child.

8.6    Bereavement While on Vacation

    Employees who are on vacation when death occurs will receive the bereavement benefit, and may use the affected vacation days at a later date.

ARTICLE 9
Insurance

9.1 Insurance

    The Company agrees to provide group insurance to employees and dependents as set forth herein.

9.2 Benefits

            (a) The health and welfare plan administered by the Company or its administrator as selected by the Company shall provide for benefits as follows:

                (i) Group Term Life Insurance ‑ $60,000. The benefit amount will increase to $65,000 effective May 1, 2007 and to $70,000 effective May 1, 2008.

                (ii) Sickness and Accident Insurance ‑ $350.00 per week effective May 1, 2006; $360.00 per week effective April 30, 2007; and $370.00 per week effective April 28, 2008 for fifty-two (52) weeks with a Social Security offset for the last twenty-six (26) weeks thereof; eligibility commences on the first (1st) day of accident or hospitalized sickness and the fifth (5th) day of non‑hospitalized sickness. If an employee qualifies for sickness and accident insurance because of five (5) days of non‑hospitalized sickness and remains qualified for at least one (1) additional week, the Company will pay the employee the current rate for the unpaid five (5) day qualifying period.

                (iii) Accidental Death or Dismemberment Insurance ‑ $60,000. The benefit amount will increase to $65,000 effective May 1, 2007 and to $70,000 effective May 1, 2008.

                (iv) Paid‑up Term Life Insurance.

                        (1) Employees with ten (10) or more years of service retiring on a regular pension will be given an $8,000 term insurance policy or other funding mechanism on terms satisfactory to the Union.

                        (2) Employees with ten (10) or more years of service retiring on an early retirement pension will be covered by a regular $8,000 term insurance policy or other funding mechanism on terms satisfactory to the Union; or until age sixty‑five (65) when it will be eliminated and replaced by a $8,000 term insurance policy or other funding mechanism on terms satisfactory to the Union.

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                        (3) Any employee with ten (10) or more years of service becoming totally disabled after May 1, 1981 will continue to receive coverage for the full amount of life insurance then in effect until he becomes substantially employed, as determined by the Company and Union at which time the insurance will be eliminated completely; or until age sixty‑five (65) when it will be eliminated and replaced by a $8,000 term insurance policy or other funding mechanism on terms satisfactory to the Union.

                        (4) The full amount of life insurance shall apply to employees with at least ten (10) years service, and the amount of insurance shall be prorated down by years of service for employees with less than ten (10) years of service.

                (v) Health Insurance ‑ Health Insurance ‑ The Company shall provide four (4) health insurance plans equivalent to the Blue Cross Vermont Health Partnership (VHP), the Blue Cross Vermont Freedom Plan 100 (VFP100), the Blue Cross Vermont Freedom Plan 500 (VFP500) and the Blue Cross J Plan, subject to the following general conditions:

                    1. Company will provide J or equivalent plan (including vision), with employee contributions of 17%, 18% (1-1-2008), and 19% (1-1-2009).

                    2. Company will provide VHP or equivalent plan (including vision and dental) with employee contributions of 14% (1-1-2007), 16% (1-1-2008), and 18% (1-1-2009).

                    3. Company will provide VFP 100 or equivalent plan (including vision) with employee contributions of 15% (1-1-2007), 16% (1-1-2008), and 17% (1-1-2009).

                    4. Company will provide VFP 500 or equivalent plan (including vision) with employee contribution of 3% beginning 1-1-2007.

                    5. The Company has the right to rate the health plans separately.

                    6. Effective immediately, new employees may not enroll in VHP or J plans. If they take health insurance, they must take a VFP plan. They will be eligible to take other plans, if offered, after they are with the company for six years.

                    7. There will be an open enrollment period ending June 1, 2006 for the purpose of changing between the J Plan and VHP Plan only. After this, employees who are enrolled in the J or VHP plans cannot switch between these two plans, but may switch to a VFP plan when it is available. Once an employee selects a VFP plan or opts out of the health insurance plan, the employee is not eligible for a VHP or J plan.

                    8. Employees on either VFP Plan may purchase dental by paying 50% of the premium.

                    9. Employees may choose to opt out of health plans and obtain a monthly stipend of $250 paid once per month through payroll. To be eligible, an employee must demonstrate that he has insurance elsewhere.

        (b) The insurance benefits which are provided for by the Company shall be described in a brochure which shall be distributed to employees by the Company. The terms and conditions under which such benefits are provided are governed by insurance agreements between the Company and its insurance carriers.

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9.3 Contributions

    The Company shall maintain life insurance coverage for three (3) months and shall continue its contributions for the health insurance coverage of a laid‑off employee for three (3) calendar months (provided the employee makes his contribution if any is required). If the employee is laid off on or before the fifteen (15th) of a month, that month shall be considered the first of the three (3) months; and if the employee is laid off after the fifteenth (15th) of a month, the following calendar month shall be considered the first (1st) of the three (3) months. If an active employee dies, the Company will continue health insurance coverage for qualifying survivors (if any) for a period of three (3) months at no cost to said survivor(s). This provision shall not apply to employees on layoff, Workers Compensation, or sickness and accident insurance. To keep policies in force, both Company and employee must pay his share while the employee is off the job because of sickness and accident, strike or lockout or any other suspension in the industry beyond the control of either management or labor.

9.4 Disability

    If an employee is permanently and totally disabled, the Company shall continue its contribution for up to six (6) months, as described in previous section "Contributions."  Thereafter, the Company will provide such health insurance contributions (provided the employee makes his contribution, if any is required) for five (5) years from the date when he ceased to work due to such disability. At the end of such five (5) year period, the Company shall thereafter continue its contributions for individual coverage only, as long as the employee is permanently and totally disabled, or until he reaches age sixty-five (65), whichever occurs sooner; provided, that the Company will not make any contributions described in this subsection (a) during any period when the employee or his spouse is employed and group health insurance benefits are available to them, or after he reaches age sixty-five (65). The Company and the Union may amend this subsection in their discretion.

9.5 Retired Employees

    Effective May 2, 1981, any employee who has retired between April 30, 1975 and April 28, 1990 under the provisions of the Barre Belt Granite Employer‑Union Pension Plan shall be allowed to continue group insurance coverage in the amount of $3,000 of term insurance, subject to any applicable insurance carrier rules and regulations. The full cost of such coverage will be paid by the retired employee at the group rate applicable to the term life insurance including such insurance for retired employees being provided through the Company. The premium shall be paid by such retired employee. The Company agrees to pay one (1) month's health care premium for each five (5) years of service with the Company, up to a maximum of three (3) month's premium.

9.6 Consultant

    The Company is authorized to utilize the services of an impartial professional consultant as deemed necessary to advise concerning the proper operation of the insurance program.

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9.7 Insurance Objectives

    The parties agree to consider and implement by agreement health insurance cost containment measures with a view to improving and increasing the quality and efficiency of health care.

9.8 Delinquency

    If the Company is delinquent more than thirty (30) days pursuant to this section; if the Union gives written notice to the Company of its intent to withhold the services of employees; and if the Company has not cured the delinquency by the appropriate payment or by entering into an arrangement satisfactory to the Trustees by the sixtieth (60th) day after the delinquency began; then the Union shall have the right to withhold the services of employees beginning on the sixtieth (60th) day of delinquency or fifteen (15) days after notice from the Union, whichever occurs later, if, and as long as, the Company is in violation of this section. For purposes of this paragraph, the Trustees shall be deemed to have delegated the judgment concerning whether the appropriate payment or a satisfactory arrangement has been reached to the Administrator. In addition, the Company shall be responsible for the payment of all wages (including interest at the legal rate in Vermont) that would have been earned in normal working hours during any strike called on account of delinquent contributions.

ARTICLE 10
Pension Plan Agreement

10.1 Merger of the Pension Plan

    The Barre Belt Granite Employer-Union Pension Plan (the "Plan") has merged with and into the Steelworkers Pension Trust (the "Pension Trust") pursuant to the terms of a certain merger agreement (the "Merger Agreement") between the Plan and the Pension Trust, the terms of which are incorporate herein by reference. (Hereafter, the merger of the Plan and the Pension Trust is referred to as the "Merger".)

10.2 Incorporated Documents

    This Article 10 incorporates by reference the terms of a Merger Agreement between the Plan and the Pension Trust, and the provisions of the documents governing the Pension Trust.

10.3 Contribution Rate

    The month for which the contribution is due is referred to as the "benefit month" and the month prior to the benefit month is referred to as the "wage month." The Employer shall contribute to the Pension Trust each and every benefit month a sum of money equal to $1.55 per hour for each hour worked by all Covered Employees during the wage month. Effective April 30, 2007, the contribution shall increase to $1.60 per hour. Effective April 28, 2008, the contribution shall increase to $1.65 per hour.

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10.4 Covered Employees

    Covered Employees are all employees employed within the Union's Bargaining Unit who were actively employed by the Employer for any length of time during the wage month. The Employer is required to make a contribution to an employee whose employment is terminated during the wage month.

10.5 Hours Worked

    The term "Hours Worked" means not only hours actually worked by Covered Employees, but also hours not actually worked but for which Covered Employees were paid because of vacation, holidays, jury duty or bereavement leave.

10.6 Payment of Contributions

    Contributions are due from the Employer on the fifteenth (15th) day of the benefit month, commencing with the benefit month of February 1999 and each and every month thereafter so long as this agreement is in force.

10.7 Coverage—Newly Hired Employees Not Previously Covered

    Newly hired employees not previously covered by the Pension Trust are not considered Covered Employees until the first day of the first calendar month immediately after the commencement of employment. Such calendar month is the new employee's first benefit month. The immediately preceding calendar month is the employee's first wage month.

10.8 Coverage—Newly Hired Employees Who Were Previously Covered

    Newly hired employees previously covered by the Pension Trust are considered Covered Employees as of the first day of the first calendar month immediately after the commencement of employment. This calendar month is the employee's first benefit month and the immediately preceding calendar month is the employee's first wage month.

10.9 Contribution Reports and Data

    The Employer shall transmit to the Pension Trust with each contribution a contribution report on the form furnished by the Pension Trust on which the Employer shall report the names, status, hire and termination dates as applicable, as well as the total hours paid to each covered employee during the wage month. The Employer shall provide a copy of this report to the Union. The Employer further agrees to supply to the Pension Trust such further information as may from time to time be requested by it in connection with the benefits provided by said Pension Trust to said employees, and to permit audits of its books and records by the Pension Trust for the sole purpose of determining compliance with the terms and conditions of this Agreement.

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10.10 Delinquent Employers

    In the event that an Employer fails to maintain affiliation in good standing with the Pension Trust, the Employer shall be in violation of this Article 10, in addition to all other applicable standards. Immediately upon termination of the Employer's affiliation with the Pension Trust, the Union and the employees may withhold all services from the delinquent Employer until such time as the default has been cured to the satisfaction of the Pension Trust and the Union. In addition, the Company shall be responsible for the payment of all wages (including interest at the legal rate in Vermont) that would have been earned in normal working hours during any strike called on account of delinquent conditions.

ARTICLE 11
401(k) Plan

11.1 401(k) Plan

    The Company agrees to establish and administer one (1) 401(k) program for all its Union employees which will comply with all the requirements of ERISA, the Internal Revenue Code and any other applicable laws.

    The Company agrees to a match of thirty (30%) percent on an employee's first $1,000 contribution per year and ten (10%) percent thereafter per year up to the maximum contribution allowable by law per year.

ARTICLE 12
Notices

12.1 Bulletin Boards

    The Company shall install a bulletin board at each time clock for joint use of the Company and Union.

12.2 Holiday Notice

    Before suspending operations the day before or the day after a scheduled holiday, at least three (3) calendar days' notice must be posted on the bulletin board.

12.3 Emergencies

    Except in circumstances which the Company could not reasonably foresee, at least twenty‑four (24) hours' notice of any other suspension of operations must be posted on bulletin boards stating when the plant will close as well as when work is to be resumed.

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12.4 Plant Bidding

    Positions either vacant or new will be posted within the affected plant. Employees will have two (2) days to bid for the posted job. The Company will fill the job based on seniority, ability, and physical fitness. Ability means knowledge and/or experience relating to the job in question at the time of the posting for the position. Should no bidder have the immediate ability to perform the posted job and the Company has an immediate need to fill the vacancy, the Company may hire a qualified outside applicant. If a training period is acceptable, bidders will be given preference over outside applicants. Situations which require extended training periods will be subject to a negotiated wage.

12.5 Union Postings

    The Company agrees to post notices of official Union business which are received by the Company from the Union.

ARTICLE 13
Layoff, Recall, Reinstatement After On‑the‑Job Injury

13.1 Layoff and Recall

        (a) In the layoff and recall of employees, length of service shall be recognized subject to ability and physical fitness among employees engaged in the same category of work as enumerated in the classifications set forth in Section 4.1(a) of this Agreement. Employees shall have recall rights for twelve (12) months from the date of layoff.

        (b) In the event a temporary seasonal layoff is to be implemented by the Company, the Company will post an announcement of the layoff and its anticipated duration. The Company agrees that employees may elect to take the layoff on a voluntary basis by seniority subject to ability. If all employees with the ability to do a particular job which will be worked during the layoff elect to take a voluntary layoff, then the Company will require the least senior employee with the ability to do the work. The voluntary layoff will be only for the posted duration of the layoff. If for any reason the layoff is to be extended beyond the posted period, the Company will notify those employees who have elected the voluntary layoff of the extension of the layoff and the anticipated duration of the extension. Senior employees on voluntary layoff with the ability to perform the jobs being worked during the extension of the layoff shall have the option to displace any junior employees performing the work or continue their voluntary layoff. This process shall continue until the end of the layoff. In accordance with 12.1 (a), no employee may extend his voluntary layoff beyond twelve (12) months since recall rights would be forfeited.

        (c) It is the intent of the Company to attempt to return all employees suffering an injury on the job to their regular job as set forth herein. An employee disabled by a compensable injury under applicable Workers Compensation law will be reinstated by the Company when his or her inability to work ceases provided recovery occurs within two (2) years of the onset of the disability. An employee who recovers within two (2) years of the onset of the disability will be reinstated to a position suitable for the Employee given the position the Employee held at the time of the injury and the Employee's ability to safely perform the duties of the available position. An employee shall suffer no loss of seniority when reinstated in accordance with this Section 13.1 (c).

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13.2 Layoffs

    Layoffs are to be by individual plant(s). Of the laid-off personnel, the individual with the most seniority, subject to ability and/or physical fitness, will be afforded an opportunity to "temporarily transfer" to one of the other Rock of Ages facilities listed in Section 13.4 below if an opening exists and if he is qualified.

    While temporarily employed at one of the other Rock of Ages facilities, the employee will continue to accumulate seniority at the plant from which the employee was laid off prior to the temporary transfer.

13.3 Layoff Job Opportunity

    Job openings at a specific plant will be handled per section 12.4 above. In the event the Company has laid off employees at other Company plants or Divisions covered by this contract, the Company will offer these positions first to the laid off employee(s) by seniority subject to ability and physical fitness before hiring outside applicants. The employee(s) selected may either accept the available position or elect to take a voluntary layoff any time during the initial sixty (60) day period. The employee(s) may revert to a voluntary layoff status at his or her option or at the option of the Company.

    If the position available is covered by another contract (i.e. Quarry) the employee(s) shall not be required to change groups unless he/she is not returned to his/her former position within the twelve (12) month layoff and recall period.

    The employee(s) shall suffer no loss of seniority for such assignment when returned to the former position. Employees will return to former positions by seniority, subject to ability and physical fitness, if and when work becomes available.

    The Union will be immediately notified of the employee(s) who accept assignment in another plant and/or division. Upon acceptance these employees will initially hold the lowest seniority in that plant and/or division.

    Upon recall, if an employee does not honor a "recall notice," (return receipt requested at last known address), or has been employed at a new plant and/or division for more than twelve (12) months, his/her seniority at the former plant and/or division shall be lost. The seniority date at the new plant and/or division shall be the employee's start date with that plant and/or division except as otherwise agreed upon between the Company, employee and Union.

    In the event the Union believes the Company has not complied with this provision, the Union may bring the situation in question to the Labor Management Team (LMT) for resolution. If the matter cannot be resolved by the LMT, the Union shall have the right to grieve it.

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13.4 Seniority

    One seniority list will be maintained for the Rock of Ages Manufacturing Plant, Saw Plant and Press Roll Plant. Seniority for employees who were part of the former Saw Plant and Press Roll Plant seniority group as of April 29, 2006 will be grandfathered in the event of a layoff.

13.5 Seniority Roster

    The Company shall provide the Union with a seniority roster semi‑annually, in April and October.

ARTICLE 14
Union Security

14.1 Union Security

    It shall be a condition of employment that all employees of the Company covered by this Agreement who are members of the Union in good standing on the effective date of this Agreement shall remain members in good standing and those who are not members on the effective date of Agreement shall, on or before the thirty-first (31st) calendar day following the effective date of this Agreement, become and remain members in good standing in the Union. It shall be also a condition of employment that all employees covered by this Agreement and hired on or after its effective date shall, on or before the thirty‑first (31st) calendar day following the beginning of such employment, become and remain members in good standing of the Union.

ARTICLE 15
Check‑off

15.1 Check-Off

    The Company agrees to deduct each month from the wages payable to any employee who authorizes the employer to do so, through a signed authorization card (Union Form 530), the Union monthly dues, assessments uniformly imposed on all members and, if owed, the Union's initiation fee. Said amount shall be as designated by the International Treasurer of the Union. The Company shall remit by the end of each month on Form R-115 all sums so deducted to the International Treasurer, United Steelworkers, P.O. Box 951667, Cleveland, Ohio 44193.

15.2 Union Copy

    The Company also shall transmit by the end of each month to an officer designated by the local Union a copy of the list of employees from whom deductions are made and the amount deducted as well as a list of new hires during the month with their date of hire and classification.

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15.3 Dues Penalty

    The Company will be responsible for the deduction and collection of dues prior to final payment to the employee as a result of quit or discharge and be liable for payment of said dues to the Union if it fails to do so.

15.4 Journeyman Dues

    Journeyman employed will have dues automatically deducted from their pay from the first (1st) day of hire and submitted according to Article 15, Section 15.1.

15.5 Sign-Ups

    The Company agrees to sign up new employees upon their hire and submit the section of the Authorization Card (Union Form 530) to the Local Union President within thirty (30) days.

ARTICLE 16
Dispute Settlement

16.1 Dispute Settlement

    Any difference which may arise as to the meaning or application of this Agreement or any memorandum agreement between the parties as to compliance with the terms of such agreements shall be resolved as follows:

    Step 1: Between the foreman and employee involved and/or Union Steward and/or other Union representative. Grievances must be submitted within ten (10) workdays of the time the subject of the grievance becomes or should have become known to the aggrieved employee or Union.

    Step 2: Between the Union Steward and/or other Union representatives and the Plant Manager. If the matter is not settled within five (5) workdays of initiating this step, it may be referred to Step 3.

    Step 3: Between the Union Representative and/or Union Steward and the Division Vice President and/or the Plant Manager. If the matter is not settled at this step, then a formal written grievance will be submitted within five (5) working days.

    Step 4: Between the United Steelworkers Staff Representative, Local Union #4 President, the President of the Company, the Division Vice President and/or the Plant Manager. If the matter is not settled within five (5) working days of initiating this step, it may be referred to Step 5.

    Step 5: Submit the grievance to arbitration and pursuant to existing voluntary labor arbitration rules of the American Arbitration Association within thirty (30) days following the Step 4 answer. The Arbitrator shall have no authority to alter in any way the terms and conditions of this Agreement and shall confine his decision to a determination of the facts and an interpretation and application of this Agreement. The decision of the Arbitrator shall be final and binding on all parties. The fees and expenses associated with arbitration of the grievance shall be borne equally by the parties to the grievance or dispute.

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    In the event a difference is not appealed to the next succeeding step of the above procedure within the time limit specified, the right of appeal shall be lost.

    The aggrieved employee may attend any steps of the grievance procedures. Time limits may be extended by mutual agreement.

16.2 Company Grievances

    Grievances may be initiated by the Company. The grievance shall be discussed between the Company representative and the Steward, Local Union President or other Union representative. In the event such difference is not settled through such discussion, the dispute will be further processed in accordance with the provisions of Section 16.1, Steps 3, 4, 5.

16.3 Signed Grievances

    Grievances processed in accordance with the provisions of this Article must be in writing and signed by the grieving party for submission to Step 4 and succeeding Steps. It is mutually understood that the words "Foreman" or "Plant Manager" may be replaced by the word "Company" where appropriate. Time limits may be extended by mutual agreement.

16.4 Rules

    The Union agrees that during the term of this Agreement neither the Union nor its members shall encourage or engage in any strikes, stoppages, slowdowns or other interruption of work, and the Company agrees that there shall be no lockouts.

    It is understood and agreed that in the event of any alleged violation of this Agreement, which violation is not authorized or ratified by the International Union, there shall be no liability for damages on the part of said International Union, Local Union or any of their officers or agents, and the sole recourse and exclusive remedies of the Company shall, in such event, be those which are specifically provided for in this Agreement.

    It is understood and agreed that in the event of any strike, work stoppage, interruption or impeding of work on the part of any employee during the life of the Agreement, there shall be no liability on the part of the International Union, Local Union or any of their officers or agents, provided such strike, work stoppage, interruption or impeding of work was not authorized or ratified by the International Union, Local Union or any of their officers or agents, and provided further that, upon the occurrence of such unauthorized strike, work stoppage, interruption or impeding of work, the International Union or the Local Union shall, upon request of the Company, notify the employees involved that such action by said employees was unauthorized and direct said employees to return to work promptly, and shall take further steps as are reasonable and appropriate under the circumstances to bring about a termination of such unauthorized strike, work stoppage, interruption or impeding of work, impose such disciplinary measures upon the employees involved as are not inconsistent with the provisions of this Agreement.

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ARTICLE 17
Plant Access

17.1 Plant Access

    It is agreed that a representative of the Union shall be permitted to enter any Rock of Ages property covered by this Agreement during working hours for the purpose of administering the provisions of this Agreement. A committee wishing to enter any Rock of Ages property covered by this Agreement during working hours must first get permission at the office.

ARTICLE 18
Nondiscrimination

18.1 Non Discrimination

    There shall be no discrimination for or against any employee because of his performing the duties of a Union Officer or committeeman. The Company shall comply with applicable laws prohibiting discrimination against employees on account of race, color, sex, sexual orientation, religion, national origin, or age. Any reference in this Agreement to one gender shall be deemed to apply equally to the other.

ARTICLE 19
Public Insurance

19.1 Reinstatement to Job

    It is the intent of the Company to attempt to return all employees suffering an injury on the job to their regular job as set forth herein. An Employee disabled by a compensable injury under applicable Workers Compensation law will be reinstated by the Company when his or her inability to work ceases provided recovery occurs within two (2) years of the onset of the disability will be reinstated to his former job or one suitable under the law given the position the Employee held at the time of the injury and the Employee's ability to safely perform the duties of the available position. An Employee shall suffer no loss of seniority when reinstated in accordance with this Section 19.1.

19.2 Unemployment/Workers Compensation

    The Company agrees to comply with applicable laws governing Unemployment Compensation Insurance and Workers' Compensation Insurance for employees.

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ARTICLE 20
Mutual Cooperation

20.1 Mutual Cooperation

    The Company and the Union agree that, for the best interest of the employees, the Company and the community as a whole, they favor and will encourage the progress and growth of the Granite Industry in Vermont.

    The Company shall not be restricted in his manning of and assignment of operations to existing, new or automated equipment and systems which do not impose an unreasonable safety hazard to employees or require an unreasonable workload.

    The Company agrees that, in the assignment of primary operators to equipment, the present jurisdiction of the Union will be preserved. The Union agrees that jurisdictional restrictions will not apply to 1) incidental operation of machines for expediency, 2) coverage due to an absence caused by sickness or vacation, or 3) coverage when a machine operator is busy with other job responsibilities. To ensure 40 hours of pay the worker may be assigned to duties outside of their traditional jurisdictional duties for a period not to exceed 16 hours per week for items not covered in categories 1, 2 and 3 above. The Company further agrees that employees covered by the Agreement shall be given reasonable opportunity to become proficient with new equipment.

    The Company agrees to maintain an average union staffing level of approximately 30% USW.

    The Company agrees to allow the Union Business Representative/President or the Health and Safety Chairman the opportunity to sit in on health and safety meetings and shall provide to the Union at least three (3) days prior notice of the date, time and place of said meeting.

ARTICLE 21
Labor Management Team

21.1 Labor-Management Team (LMT)

    It is mutually agreed to form a Labor Management Team (LMT) composed equally of Union representatives and management representatives in such total number as may be agreed from time to time by the Union and Company. The LMT shall meet at least quarterly to discuss and resolve issues of safety, health, betterment, interdivisional job opportunities, productivity and other items as may be appropriate. The Union representatives and/or Management must submit a list of specific agenda items for each meeting at least one (1) week in advance of the meeting or the meeting is cancelled.

    A quarterly schedule will be provided by management. Two (2) employee representatives per plant will be paid overtime pay for any meetings held outside their scheduled shift. The Local Union President or his representative will be allowed to attend and participate in these meetings.

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    The LMT is intended to increase joint cooperation and develop an active employee involvement process. These efforts shall not interfere with any provisions of this Agreement nor circumvent the grievance procedure, nor interfere with management's rights, but it is a goal of the LMT to avoid circumstances or practices which could give rise to a claim by either party that the provisions of this Agreement were not adhered to and to create an atmosphere of cooperation so as to minimize events leading to grievances.

    The LMT may have various divisions or advisory groups as mutually agreed and may meet jointly with USW LMTs formed in other divisions at the Company.

    The objectives of the LMT will also focus on increasing customer service and satisfaction, more effective methods of operation, enhancing employee morale and creating and assuring full and open communication among employees and the Company. The LMT will analyze and solve identified problems and participate and support in the implementation of agreed solutions. The LMT will also investigate and recommend actions to the Company and Union to increase employee involvement and responsibility in the areas of production, production teams, and quality control.

    The Company shall forward minutes of LMT meetings to the Union and LMT members within ten (10) days of the meeting. The minutes shall include the names of those in attendance, and the date, time and place of the meeting.

ARTICLE 22
Safety Measures

22.1 Safety Glasses

    The Company shall provide safety glasses for its employees, upon the request of such employees. If an employee needs prescription safety glasses, he shall pay for his own eye examination and shall furnish the prescription to the Company. The Company shall then provide such prescription glasses at no additional cost to the employee. Broken safety glasses shall be replaced by the Company on a reasonable basis.

22.2 Miscellaneous

        (a) The Company agrees that all stands for the washing of granite shall be properly housed.

        (b) No machinery shall be greased or oiled while in operation, with such exceptions as may be determined by the LMT or safety committees in respective plants. No engine shafting or machinery shall be started in any plant without giving a warning, either by whistle or bell.

        (c) Dust control equipment shall at all times be maintained in efficient working order and use. Inspections shall be carried out at the request of the Company or Union by the state unit charged with industrial hygiene or the United States Public Health Service and reports of inspections given to both the manager, owner, superintendent, or other responsible person of the particular Company and to the Union.

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        (d) Drinking water with sanitary bubblers must be furnished in every plant.

        (e) Toilets connected with running water must always be kept in sanitary condition, thoroughly boxed in and ventilated so as to eliminate all odors in conformity with health laws.

        (f) All overhead cranes will have a device installed which will either automatically or manually be sounded (by the operator) to give warning to other employees when stones or any other materials are being carried through the plant. Horns will be installed on all forklifts which will automatically or manually be sounded (by the operator) to give warnings while operating.

        (g) The Company will provide measuring tapes, where required, and aprons and boots to employees on the washstand as long as the employee turns in the above for replacement when necessary.

        (h) On or around May 1st of each year, the Company will pay each employee an allowance of eighty dollars ($80.00) to be used towards the cost of approved safety footwear. An employee who has already completed his probation period and is laid off or otherwise absent from work for a period of not more that twenty-six (26) weeks on May 1st of each year will receive the allowance when he returns to work.

22.3 Plant Heat

    Cutting plants and air for pneumatic machines will be heated to at least sixty (60) degrees. Hot water must also be provided. If the Union initiates a grievance for the Company's failure to heat the plant to sixty (60) degrees, the arbitrator is authorized to impose a penalty of two (2) hours' pay for time lost due to lack of heat. The arbitrator shall be authorized to impose a penalty of up to four (4) hours' pay in situations where the Company has been found to have repeatedly failed to heat the plant as required under this Section and if the arbitrator finds that the circumstances of such violations warrant an additional penalty. The Company, Union and employees will continue existing practices of cooperating in emergency situations and in cases of extreme weather.

22.4 Consultation and Enforcement

        (a) The Company will confer with the Union through the LMT regarding safety and other rules and regulations affecting the health, safety and comfort of the employees.

        (b) The Union agrees to cooperate with the Company in enforcing safety rules and practices in an effort to reduce hazards and insure safe working conditions.

22.5 Legal Obligations

    Any National, State or Municipal law enacted for the betterment of wages or working conditions in the granite trade will not be violated. The employees must utilize safety equipment required by any National, State or Municipal law.

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ARTICLE 23
Probationary Period

23.1 Probationary Period

There shall be a probationary period of thirty (30) calendar days for journeymen (sixty (60) days for apprentices), excluding shutdowns/layoffs, with the right to extend such probationary period by mutual agreement. A discharge during the probationary period shall not be subject to the grievance or arbitration provisions of this Agreement. Upon completion of the probationary period, the employee's seniority date shall be retroactive to his most recent date of hire.

ARTICLE 24
Apprentices

24.1 Apprentices

    The term of apprenticeship shall be one (1) year. If the Company employs apprentices, it must have two (2) journeymen, crane operators, boxers/washstand to each apprentice it employs. An apprentice, one (1) year after starting to work, as such, shall, regardless of the hours during that period, receive the minimum rate of pay for journeymen.

24.2 Reduction of Work

    It is agreed that in the event of reduction of work an apprentice may be required to do work by the Company below the standard work week and on overtime and Saturday work, such work as may be available shall be done by journeymen, crane operators and boxers/washstand employees.

24.3 Apprentice Wages

    Apprentice wage rates shall be as set forth in Section 4.1(d).

ARTICLE 25
Leaves of Absence

25.1 General Leave of Absence - Leave

    Any employee may be granted a period of ninety (90) days' leave of absence in any one (1) calendar year without pay and without loss of seniority with the consent of the Company and the Union. Such employee is forbidden to accept employment elsewhere for wages; except that an employee who is granted a leave of absence for reasons of health may accept employment during such leave of absence. Upon the request of the Company, the employee shall secure a doctor's certificate with respect to his condition of health. Employees granted a leave of absence for reasons of health shall accumulate seniority during such leave of absence.

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 25.2 Union Leave

    Management agrees to grant, on request, a leave of absence to employees for Union activities or political purposes when request is made in writing and such time will not be deductible from an employee's earned time. The seniority for such employees shall accumulate for a maximum period of one (1) year during such leave of absence.

25.3 Presidential - Executive Board Leave

    An employee who is a member of the Union Executive Board shall be granted a leave of absence of up to three (3) years to serve as full-time President of the Union. During such leave he shall accumulate industry service and shall retain seniority with the Company as of the date the leave begins; he shall not be eligible for wages or fringe benefits.

ARTICLE 26
Discipline/Discharge

26.1 Discipline/Discharge

    An employee who has completed his probationary period shall not be discharged or otherwise disciplined without just cause. A copy of written disciplinary action taken against an employee shall be sent to the Local Union office within ten (10) days of its issuance. Failure to notify the Union in writing as set forth above will constitute the warning being null and void.

26.2 Written Warnings

    The Company and Union agree that a written warning more than eighteen (18) months old may not be used as the justification for discipline or discharge of an Employee. Subject to the immediately preceding sentence, in progressive discipline cases, the Company will continue to consider in accordance with past practice that a written warning or suspension without a follow-up discipline or suspension for the same cause for a period of six (6) months as restarting the progressive discipline process from the next succeeding written warning or suspension for the same cause. All inactive disciplinary records will be purged from an employee's record after five (5) years from the date the record was written unless that disciplinary record indicates otherwise. Nothing in this section shall be construed to prevent the Company from discharging or otherwise disciplining an Employee for just cause or to prevent the Company and the Union from keeping all disciplinary reports in an employee's personnel file and providing the same to the appropriate parties under the Dispute Settlement procedures of Article 16.

ARTICLE 27
Interdivisional Maintenance Work

27.1 Interdivisional Maintenance Work

    The Company has two (2) maintenance groups, one (1) at the plant division (manufacturing plant, press roll plant, and saw plant) and the other at the quarries division. The Union understands that there is a need for flexibility at the Company to assure that all equipment operates efficiently and is repaired in a timely fashion. The Company understands that the seniority of both maintenance groups must be separate and that maintenance employees will normally work in their division.

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    The Company and Union agree that the Company may assign maintenance employees in one (1) division to work temporarily in the other division. The word temporarily is understood and agreed to cover sickness, vacations, injuries, operational emergencies, and/or the scope and duration of a particular project or projects. It is not the intent of the Company to displace or replace a maintenance person in one (1) division with a person in another.

    In the event the Union believes the Company has not complied with this provision, the Union may bring the situation in question to the LMT for resolution. If the matter cannot be resolved by the LMT, the Union shall have the right to grieve it.

ARTICLE 28
Subcontracting

28.1 Subcontracting

    The Company agrees to subcontract bargaining unit work only for legitimate business reasons and not to avoid the terms of the contract. The Company will notify the Union in advance of an intent to subcontract bargaining unit work which will result in either layoffs or a reduction in the work week below forty (40) hours; and, upon request, will bargain with the Union about the decision and its impact upon the employees.

ARTICLE 29
Management's Rights

29.1 Management's Rights

    In the interest of harmony and stability, it is recognized that except as limited by the terms of this Agreement, the management and direction of Company business and operations are vested exclusively in the Company, including the right to hire, lay off, train, promote, control manning of, classify, transfer, assign work to, and discipline or discharge employees for reasons other than the employee's Union status; the right to make changes in and introduce new methods and processes of operation or production; the right to expand or reduce its operations and to make rules and regulations for the orderly and safe conduct of work and production; and the right to make payments of non-wage compensation.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE PAGE

 32

Will be provided by USW

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CALENDAR OF HOLIDAY OBSERVANCES
DURING 2006 - 2009 CONTRACT

2006
Memorials Day	May 29	Monday
Independence Day	July 4	Tuesday
Labor Day	September 4	Monday
Employee Appreciation Day	September 5	Tuesday
Veterans Day	November 13	Monday
Thanksgiving Day	November 23	Thursday
Day After Thanksgiving	November 24	Friday
Christmas Day	December 25	Monday

2007
New Years Day	January 1	Monday
Day Before Town Meeting	March 5	Monday
Town Meeting Day	March 6	Tuesday
Memorial Day	May 28	Monday
Independence Day	July 4	Wednesday
Labor Day	September 3	Monday
Employee Appreciation Day	September 4	Tuesday
Veterans Day	November 12	Monday
Thanksgiving Day	November 22	Thursday
Day After Thanksgiving	November 23	Friday
Christmas Day	December 25	Tuesday

2008
New Years Day	January 1	Tuesday
Day Before Town Meeting	March 3	Monday
Town Meeting Day	March 4	Tuesday
Memorial Day	May 26	Monday
Independence Day	July 4	Friday
Labor Day	September 1	Monday
Employee Appreciation Day	September 2	Tuesday
Veterans Day	November 17	Monday
Thanksgiving Day	November 27	Thursday
Day After Thanksgiving	November 28	Friday
Christmas Day	December 25	Thursday

2009
New Years Day	January 1	Thursday
Day Before Town Meeting	March 2	Monday
Town Meeting Day	March 3	Tuesday

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EXHIBIT 10.3

AMENDMENT NO. 1
TO EMPLOYMENT AGREEMENT

    AMENDMENT entered into this 10th day of April, 2006, but effective January 1, 2005, between ROCK OF AGES CORPORATION, a Delaware corporation having a place of business at 772 Graniteville Road, Graniteville, Vermont 05654 (hereinafter referred to as the "Company") and Nancy Rowden Brock, of Waterbury, Vermont (hereinafter referred to as the "Employee").

WITNESSETH:

    WHEREAS, the Company and the Employee, having heretofore entered into an Employment Agreement ("Agreement") dated June 13, 2005, now wish to amend the Agreement in certain respects to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and the U.S. Treasury Regulations from time to time promulgated thereunder (the "Regulations");

    NOW, THEREFORE, in consideration of the premises, the Company and the Employee do hereby amend the Agreement by inserting a new section 22 to provide as follows, effective January 1, 2005:

    22.    409A COMPLIANCE. It is the intention of the Company and Employee that this agreement not result in unfavorable tax consequences to Employee under Section 409A of the internal Revenue Code of 1986, as amended (the "Code"), and the regulations and guidance promulgated thereunder. Notwithstanding anything to the contrary herein, if Employee is a "specified employee" (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any amounts (or benefits) otherwise payable to or in respect of him pursuant to Section 7(b) or Section 7(c) of this agreement shall be delayed until the earliest date permitted by Section 409A(a)(2) of the Code. The Company and Employee agree to cooperate in good faith in an effort to comply with Section 409A of the Code including, if necessary, amending the agreement based on further guidance issued by the Internal Revenue Service from time to time, provided that the Company shall not be required to assume any increased economic burden in connection with such amendment.

[REMAINING SPACE LEFT BLANK INTENTIONALLY]

1

    Except as amended by this Amendment No. 1, the Agreement and its remaining provisions shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement to be effective as provided herein.

ROCK OF AGES CORPORATION

By:/s/Kurt M.Swenson
Kurt M. Swenson, Chairman/CEO

/s/ Nancy Rowden Brock
Nancy Rowden Brock, Employee

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EXHIBIT 10.4

AMENDMENT NO. 2
TO EMPLOYMENT AGREEMENT

    AMENDMENT entered into this 20th day of April, 2006, but effective January 1, 2005, between ROCK OF AGES CORPORATION, a Delaware corporation having a place of business at 772 Graniteville Road, Graniteville, Vermont 05654 (hereinafter referred to as the "Company") and Peter A. Friberg of Barre, Vermont (hereinafter referred to as the "Employee").

WITNESSETH:

    WHEREAS, the Company and the Employee, having heretofore entered into an Employment Agreement dated August 28, 2001, as amended on May 2, 2005 ("Agreement"), now wish to further amend the Agreement in certain respects to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and the U.S. Treasury Regulations from time to time promulgated thereunder (the "Regulations);

    NOW, THEREFORE, in consideration of the premises, the Company and the Employee do hereby amend the Agreement by inserting a new section 16 to provide as follows, effective January 1, 2005:

    162.    409A COMPLIANCE. It is the intention of the Company and Employee that this agreement not result in unfavorable tax consequences to Employee under Section 409A of the internal Revenue Code of 1986, as amended (the "Code"), and the regulations and guidance promulgated thereunder. Notwithstanding anything to the contrary herein, if Employee is a "specified employee" (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any amounts (or benefits) otherwise payable to or in respect of him pursuant to Section 7(b) or Section 7(c) of this agreement shall be delayed until the earliest date permitted by Section 409A(a)(2) of the Code. The Company and Employee agree to cooperate in good faith in an effort to comply with Section 409A of the Code including, if necessary, amending the agreement based on further guidance issued by the Internal Revenue Service from time to time, provided that the Company shall not be required to assume any increased economic burden in connection with such amendment.

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    Except as amended by this Amendment No. 2, the Agreement and its remaining provisions shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement to be effective as provided herein.

ROCK OF AGES CORPORATION

By:/s/ Michael B. Tule
Michael B. Tule, Senior Vice President/General Counsel

/s/Peter A. Friberg
Peter A. Friberg, Employee

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EXHIBIT 10.5

AMENDMENT TO
SALARY CONTINUATION AGREEMENT

    AMENDMENT entered into this 20th day of April, 2006, but effective January 1, 2005, between ROCK OF AGES CORPORATION, a Delaware corporation having a place of business at 772 Graniteville Road, Graniteville, Vermont 05654 (hereinafter referred to as the "Company") and Peter A. Friberg, of 15 Tamarack Lane, Barre, Vermont (hereinafter referred to as the "Employee").

WITNESSETH:

    WHEREAS, the Company and the Employee, having heretofore entered into a Salary Continuation Agreement ("Agreement") intended to offer an inducement to the Employee to remain in the employ of the Company by compensating the Employee beyond his or her regular salary for services which the Employee has rendered and will hereafter render, now wish to amend the Agreement in certain respects to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and the U.S. Treasury Regulations from time to time promulgated thereunder (the "Regulations");

    NOW, THEREFORE, in consideration of the premises, the Company and the Employee do hereby amend the provisions of Section 2 of the Agreement by amending paragraph (c) thereof to provide as follows, and by adding the following new paragraphs (e) and (f) thereto, all effective January 1, 2005:

        (c)    Disability Retirement. If the Employee terminates employment with the Company or any affiliate thereof due to Disability (and prior to attaining age fifty-five (55), as to benefits both accrued and vested prior to January 1, 2005), and no grounds exist for forfeiture of benefits under Section 3 hereof ("Disability Retirement"), beginning at age fifty-five (55) or, as to benefits accrued or vested after December 31, 2004, the later of such age or the date of such Disability Retirement, the Employee may begin to receive monthly payments of the benefits accrued at the time of Disability Retirement under paragraph (a) in accordance with the provisions thereof, without reduction, provided the Employee is then still Disabled.

        "For purposes of this paragraph (c), "Disability" or "Disabled" means (i) as to benefits both accrued and vested prior to January 1, 2005, as such terms are defined in the Company's Salaried Employees Retirement Plan or, if such Plan does not then exist, in such other retirement plan as may from time to time be maintained by the Company in which the Employee participates; and (ii) as to benefits accrued or vested after December 31, 2004, if the Employee (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than twelve (12) months, or (B) is by reason of any such impairment receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

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        "All determinations as to the date and extent of Disability of the Employee shall be made by the Board, upon the basis of such evidence as the Board deems necessary and appropriate. If otherwise eligible, an Employee may, simultaneously or in any sequence, receive Normal or Early Retirement benefits and/or Disability Retirement benefits with respect to benefits both accrued and vested prior to January 1, 2005 and/or those accrued or vested after December 31, 2004, in any combination consistent with the provisions hereof and of applicable law and regulations including, without limitation, the Code and, specifically as to benefits accrued or vested after December 31, 2004, Section 409A thereof and the Regulations."

* * * * * * * * * *

        "(e) Notwithstanding any other provision hereof, in the event of a distribution of benefits pursuant to paragraphs (a) or (b) of this Section 2 and the Employee is then a Specified Employee, as hereinafter defined, distribution of the Employee's benefits accrued or vested after December 31, 2004, shall commence on the earlier of (i) six (6) months after the date of separation from service, or (ii) the death of the Employee. In such event, the initial distribution of such benefits shall, provided the Employee so elects in a timely manner as prescribed herein and by applicable laws and regulations, include a lump sum payment of those benefits which would have been payable during the period from separation from service until the date of such initial distribution had the Employee not been a Specified Employee.

        "For purposes hereof, the Employee is a Specified Employee if the Employee is a "key employee," within the meaning of Section 416(i) of the Code (without regard to Section 416(i)(5) thereof), of the Company, provided its stock is publicly traded on an established securities market or otherwise, as determined in accordance with applicable Regulations. For purposes hereof, the Employee is a Specified Employee of the Company with respect to a given calendar year if, at any time during the twelve (12) month period ending on the September 30 next preceding the commencement of said year (the "identification date," for purposes of Section 409A of the Code and the Regulations thereunder), the Employee is (A) an officer of the Company having an annual compensation from the Company greater than One Hundred Thirty-Thousand Dollars ($130,000), subject to adjustment as provided in Section 416(i)(1)(A) of the Code and provided that no more than fifty (50) Employees (or, if lesser, the greater of three (3) or ten percent (10%) of the Employees) shall be treated as officers for this purpose; (B) a five percent (5%) owner of the Company; or (C) a one percent (1%) owner of the Company having an annual compensation from the Company greater than One Hundred Fifty Thousand Dollars ($150,000).

        "(f) The method of distribution of benefits hereunder shall only be subject to change by the Company (i) with the consent of the Employee, or that of the Employee's Beneficiaries, if and as applicable; and (ii) if and to the extent permitted by applicable laws and regulations including, without limitation, the Code and, specifically as to benefits accrued or vested after December 31, 2004, Section 409A thereof and the Regulations."

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    IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement to be effective as provided herein.

ROCK OF AGES CORPORATION

By: /s/Michael B. Tule
Michael B. Tule, Senior Vice President/General Counsel

/s/ Peter A. Friberg
Peter A. Friberg, Employee

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EXHIBIT 10.6

AMENDMENT NO. 1
TO EMPLOYMENT AGREEMENT

    AMENDMENT entered into this 20th day of April, 2006, but effective January 1, 2005, between ROCK OF AGES CORPORATION, a Delaware corporation having a place of business at 772 Graniteville Road, Graniteville, Vermont 05654 (hereinafter referred to as the "Company") and Kurt M. Swenson of Hopkinton, New Hampshire (hereinafter referred to as the "Employee").

WITNESSETH:

    WHEREAS, the Company and the Employee, having heretofore entered into an Employment Agreement ("Agreement") dated August 15, 1997, now wish to amend the Agreement in certain respects to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and the U.S. Treasury Regulations from time to time promulgated thereunder (the "Regulations");

    NOW, THEREFORE, in consideration of the premises, the Company and the Employee do hereby amend the Agreement by inserting a new section 16 to provide as follows, effective January 1, 2005:

    162.    409A COMPLIANCE. It is the intention of the Company and Employee that this agreement not result in unfavorable tax consequences to Employee under Section 409A of the internal Revenue Code of 1986, as amended (the "Code"), and the regulations and guidance promulgated thereunder. Notwithstanding anything to the contrary herein, if Employee is a "specified employee" (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any amounts (or benefits) otherwise payable to or in respect of him pursuant to Section 7(b) or Section 7(c) of this agreement shall be delayed until the earliest date permitted by Section 409A(a)(2) of the Code. The Company and Employee agree to cooperate in good faith in an effort to comply with Section 409A of the Code including, if necessary, amending the agreement based on further guidance issued by the Internal Revenue Service from time to time, provided that the Company shall not be required to assume any increased economic burden in connection with such amendment.

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    Except as amended by this Amendment No. 1, the Agreement and its remaining provisions shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement to be effective as provided herein.

ROCK OF AGES CORPORATION

By: /s/Michael B. Tule
Michael B. Tule, Senior Vice President/General Counsel

/s/Kurt M. Swenson
Kurt M. Swenson, Employee

2

EXHIBIT 10.7

AMENDMENT TO
SALARY CONTINUATION AGREEMENT

    AMENDMENT entered into this 20th day of April, 2006, but effective January 1, 2005, between ROCK OF AGES CORPORATION, a Delaware corporation having a place of business at 772 Graniteville Road, Graniteville, Vermont 05654 (hereinafter referred to as the Company") and Kurt M. Swenson, of 336 Putney Hill Road, Hopkinton, New Hampshire (hereinafter referred to as the "Employee").

WITNESSETH:

    WHEREAS, the Company and the Employee, having heretofore entered into a Salary Continuation Agreement ("Agreement") intended to offer an inducement to the Employee to remain in the employ of the Company by compensating the Employee beyond his or her regular salary for services which the Employee has rendered and will hereafter render, now wish to amend the Agreement in certain respects to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and the U.S. Treasury Regulations from time to time promulgated thereunder (the "Regulations");

    NOW, THEREFORE, in consideration of the premises, the Company and the Employee do hereby amend the provisions of Section 2 of the Agreement by amending paragraph (c) thereof to provide as follows, and by adding the following new paragraphs (e) and (f) thereto, all effective January 1, 2005:

        (c)    Disability Retirement. If the Employee terminates employment with the Company or any affiliate thereof due to Disability (and prior to attaining age fifty-five (55), as to benefits both accrued and vested prior to January 1, 2005), and no grounds exist for forfeiture of benefits under Section 3 hereof ("Disability Retirement"), beginning at age fifty-five (55) or, as to benefits accrued or vested after December 31, 2004, the later of such age or the date of such Disability Retirement, the Employee may begin to receive monthly payments of the benefits accrued at the time of Disability Retirement under paragraph (a) in accordance with the provisions thereof, without reduction, provided the Employee is then still Disabled.

        "For purposes of this paragraph (c), "Disability" or "Disabled" means (i) as to benefits both accrued and vested prior to January 1, 2005, as such terms are defined in the Company's Salaried Employees' Retirement Plan or, if such Plan does not then exist, in such other retirement plan as may from time to time be maintained by the Company in which the Employee participates; and (ii) as to benefits accrued or vested after December 31, 2004, if the Employee (A) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to last for a continuous period of not less than twelve (12) months, or (B) is by reason of any such impairment receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company.

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        "All determinations as to the date and extent of Disability of the Employee shall be made by the Board, upon the basis of such evidence as the Board deems necessary and appropriate. If otherwise eligible, an Employee may, simultaneously or in any sequence, receive Normal or Early Retirement benefits and/or Disability Retirement benefits with respect to benefits both accrued and vested prior to January 1, 2005 and/or those accrued or vested after December 31, 2004, in any combination consistent with the provisions hereof and of applicable law and regulations including, without limitation, the Code and, specifically as to benefits accrued or vested after December 31, 2004, Section 409A thereof and the Regulations."

* * * * * * * * * *

        "(e) Notwithstanding any other provision hereof, in the event of a distribution of benefits pursuant to paragraphs (a) or (b) of this Section 2 and the Employee is then a Specified Employee, as hereinafter defined, distribution of the Employee's benefits accrued or vested after December 31, 2004, shall commence on the earlier of (i) six (6) months after the date of separation from service, or (ii) the death of the Employee. In such event, the initial distribution of such benefits shall, provided the Employee so elects in a timely manner as prescribed herein and by applicable laws and regulations, include a lump sum payment of those benefits which would have been payable during the period from separation from service until the date of such initial distribution had the Employee not been a Specified Employee.

        "For purposes hereof, the Employee is a Specified Employee if the Employee is a "key employee," within the meaning of Section 416(i) of the Code (without regard to Section 416(i)(5) thereof), of the Company, provided its stock is publicly traded on an established securities market or otherwise, as determined in accordance with applicable Regulations. For purposes hereof, the Employee is a Specified Employee of the Company with respect to a given calendar year if, at any time during the twelve (12) month period ending on the September 30 next preceding the commencement of said year (the "identification date," for purposes of Section 409A of the Code and the Regulations thereunder), the Employee is (A) an officer of the Company having an annual compensation from the Company greater than One Hundred Thirty-Thousand Dollars ($130,000), subject to adjustment as provided in Section 416(i)(1)(A) of the Code and provided that no more than fifty (50) Employees (or, if lesser, the greater of three (3) or ten percent (10%) of the Employees) shall be treated as officers for this purpose; (B) a five percent (5%) owner of the Company; or (C) a one percent (1%) owner of the Company having an annual compensation from the Company greater than One Hundred Fifty Thousand Dollars ($150,000).

        "(f)  The method of distribution of benefits hereunder shall only be subject to change by the Company (i) with the consent of the Employee, or that of the Employee's Beneficiaries, if and as applicable; and (ii) if and to the extent permitted by applicable laws and regulations including, without limitation, the Code and, specifically as to benefits accrued or vested after December 31, 2004, Section 409A thereof and the Regulations."

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    IN WITNESS WHEREOF, the parties have executed this Amendment to the Agreement to be effective as provided herein.

By: /s/Michael B. Tule
Michael B. Tule, Senior Vice President/General Counsel

/s/Kurt M. Swenson
Kurt M. Swenson, Employee

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EXHIBIT 10.10

PURCHASE AND SALE AGREEMENT

    PURCHASE AND SALE AGREEMENT ("Agreement") made this 28th day of July, 2006, by and between ROCK OF AGES CORPORATION, a Delaware corporation with a principal place of business at 772 Graniteville Road, Graniteville, Vermont 05654 ("Rock"); and CAROLINA QUARRIES, INC.., a wholly-owned subsidiary of Rock and a Delaware corporation ("Carolina") (Rock and Carolina are collectively referred to herein as "Seller"), and New England Stone Industries, Inc., a Rhode Island corporation with a principal place of business at 15 Branch Pike, Esmond, Rhode Island 02917 ("Buyer").

    WHEREAS, Seller owns certain real property, consisting of land, buildings and fixtures located in Lancaster County, South Carolina, all as more particularly described on Exhibit A attached to this Agreement and made a part hereof (the "Coral Gray Property");

    WHEREAS, Seller has leased the mineral rights to a certain quarry located in Kershaw County, South Carolina (the "Kershaw Pink Property"), pursuant to a lease dated January 1, 1993 attached hereto as Exhibit B (the "Kershaw Pink Lease");

    WHEREAS, the purchase and sale contemplated hereby includes the quarrying equipment and vehicles listed on Schedule 1.b (the "Equipment") and the inventory listed on Schedule 1.c (the "Inventory"); and

    WHEREAS, Buyer wishes to purchase the Coral Gray Property, the Equipment and the Inventory, and assume all of Seller's rights and obligations under the Kershaw Pink Lease, upon the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual promises and undertakings set forth in this Agreement, the parties, intending to be legally bound, agree as follows:

    1.    CONVEYANCING AGREEMENT.

    The Seller agrees to sell and convey, and the Buyer agrees to purchase:

    a.    The Coral Gray Property;

    b.    the Equipment listed on Schedule 1.b attached hereto and made a part hereof;

    c.    the granite block inventory located on the Coral Gray Property and the Kershaw Pink Property at the time of closing, such Inventory to be listed on Schedule 1.c and made a part hereof;

    d.    All of Seller's right, title and interest in and to the names "Coral Gray" and "Kershaw Pink."

    e.    All of Seller's right, title and interest in and to the permits listed on Schedule 1.d ("Permits"), to the extent that such Permits are transferable under South Carolina or Federal law.

    It is expressly agreed and understood that no other assets will be conveyed to the Buyer in connection with the transactions contemplated hereby, including, but not limited to, the assets listed on Schedule 1.e (the "Excluded Assets).

    2.    ASSUMPTION OF LIABILITIES

    a.    Seller shall assign, and Buyer shall assume at closing all of Seller's right, title and interest in and to, and Seller's obligations under, the Kershaw Pink Lease.

    b.    Buyer shall assume at closing any and all liabilities and obligations under or relating to the Permits, including, but not limited to, reclamation liabilities imposed by the State of South Carolina

    c.    Except as provided in this Agreement, Buyer shall not assume any other liability of Seller in connection herewith, and Seller shall pay and discharge any and all such liabilities not assumed by Buyer.

     3.    PURCHASE PRICE.

    The purchase price for the Property shall be One Million, Fifty Thousand Dollars ($1,050,000) (the "Purchase Price"), payable as follows:

    a.    Buyer shall pay Seller an earnest money deposit of One Hundred Thousand Dollars upon the execution of this Agreement (the "Deposit"). The Deposit shall be nonrefundable, except as provided in sections 7 and 15 hereof or except in the event of a breach by Seller of the conditions hereof.

    b.    The remainder of the Purchase Price, namely, Nine Hundred Fifty Thousand Dollars ($950,000) shall be paid at the Closing by wire transfer pursuant to wire transfer instructions given by Seller to Buyer.

    c.    Seller agrees that at the time of closing, the combined block inventory of Kershaw Pink and Coral Gray shall be not less than 15,000 cubic feet (consisting of 10,000 cubic feet of Kershaw Pink blocks and 5,000 cubic feet of Coral Gray blocks), as reflected on Schedule 1.c. If the combined block inventory of Kershaw Pink and Coral Gray is less than 15,000 cubic feet, the parties agree that the purchase price shall be decreased by Ten Dollars ($10.00) per cubic foot for each cubic foot below the 15,000 cubic foot minimum. No adjustment shall be made to the Purchase Price as long as the inventory of Coral Gray is equal to or greater than 5,000 cubic feet and Kershaw Pink is equal to or greater than 10,000 cubic feet.

    4.    ALLOCATION OF PURCHASE PRICE.

    The purchase price shall be allocated among the various assets purchased in the manner set forth on Schedule 4 to this Agreement.

    5.    REPRESENTATIONS AND WARRANTIES OF SELLER.

    a.    Carolina and Rock each represent and warrant that it is a Corporation duly organized and validly existing under the laws of Delaware. Seller represents and warrants as of the date of this Agreement that it has duly authorized, executed and delivered this Agreement and has duly authorized the performance of this Agreement. Except for the approval of its lenders, Seller has obtained all necessary consents in connection with the sale of the Property.

    b.    Seller has good record and marketable title to each of the assets conveyed hereby, and except as otherwise provided herein, such title is free and clear of any and all mortgages, liens, encumbrances, pledges, security interests, or charges. Seller represents and warrants to Buyer that it has paid for all labor, materials, architectural services, supplies, equipment and utilities serving the Coral Gray Property.

    c.    Except as disclosed on Schedule 5.b, to the best of Seller's knowledge, information and belief, there has been no release or spill of Hazardous Waste at the Coral Gray Property or the Kershaw Pink Property, nor has Seller received any citation, directive, inquiry, notice, order, summons or other communication concerning the release of hazardous waste at the Coral Gray Property or the Kershaw Pink Property. For the purposes of this paragraph, the term "Hazardous Waste" shall mean any substance, material or waste which is considered hazardous under applicable federal and South Carolina law.

    d.    There are no leases or service agreements for the maintenance, operation or security of the Coral Gray Property or the Kershaw Pink Property.

    e.    Except as disclosed on Schedule 5.e, there are no pending, or, to the best of Seller's knowledge, information and belief, threatened legal or administrative proceedings affecting the use or enjoyment of the Coral Gray Property or the Kershaw Pink Property, including, but not limited to, proceedings involving environmental regulation, zoning, subdivision, condemnation or special assessments.

    f.    Except as set forth above, Seller makes no other representations and warranties, including, but not limited to, representations and warranties related to the Coral Gray Property, the Equipment or the Inventory. Buyer is taking all of the assets conveyed hereby "where is" and "as is" and Seller disclaims any and all implied warranties, including the warranties of fitness and merchantability.

    6.    REPRESENTATIONS AND WARRANTIES OF BUYER.

    Buyer represents and warrants as of the date of this Agreement that it is a Rhode Island corporation duly organized and validly existing under the laws of the State of Rhode Island. Buyer represents and warrants that it has duly authorized, executed and delivered this Agreement and has duly authorized the performance of this Agreement. Buyer has obtained all necessary consents in connection with the transactions contemplated hereby. Buyer covenants that the foregoing representations and warranties will be true and correct at closing.

    7.    APPROVALS.

    Upon the execution of the Agreement, Seller shall use reasonable best efforts to obtain the consent of its lender to the purchase and sale contemplated hereby and to obtain the release of all security interests (if any) covering the property to be conveyed. If Seller is unable to obtain such consent and release prior to the Closing Date, either party shall have the right to terminate this Agreement. In the event of such termination, Seller shall return the Deposit and neither party shall have any further rights or obligations under this Agreement to the other party, except those rights or duties that specifically survive termination hereof.

     8.    Reserved.

    9.    SELLER'S CONDUCT PRIOR TO CLOSING.

    Prior to the Closing Date, Seller shall conduct the business and operations at the Kershaw Pink Property and the Coral Gray Property in the ordinary course, in accordance with past practices. Seller shall maintain the Equipment in the same state of repair as it exists on the date hereof, and will maintain in force all insurance policies covering the assets and properties to be purchase hereby. The Seller shall not sell, transfer, assign, lease, return or otherwise dispose of the assets to be purchased or any interest therein, except for the sale or disposition of tools, materials, supplies and inventory as may occur in the ordinary course of business. Seller shall take such action as may be necessary to maintain and preserve in accordance with past practices any relationships with suppliers and customers of Seller relating to the assets to be purchased. Seller shall comply with all material laws and regulations applicable to the assets to be purchased.

    10.    CLOSING DATE.

    The closing of the transactions contemplated hereby shall take place on or before September 15, 2006 ("Closing Date") at the offices of Savage, Royall and Sheheen, LLP, 111 Church Street, Camden, South Carolina 29020, or at such other mutually agreeable place. Delivery of the documents and instruments required herein may be made by overnight delivery service to the closing agent and, unless otherwise required by applicable law, the parties need not be physically present at the Closing. Either party shall have the option to extend the time for closing to a date not later than October 16, 2006 in the event that the closing deliveries and conditions to closing cannot be met by September 15, 2006. Time shall be of the essence.

    11.    CONDITIONS TO CLOSING.

    a.    The Buyer's obligation to purchase the assets and to close the transactions contemplated hereby shall be subject to the satisfaction of the following conditions, any of which may be waived by Buyer in whole or in part.

            i.    Seller shall have made each of the closing deliveries set forth in section 12 below.

            ii.    All of Seller's representations and warranties set forth in this Agreement shall be true and correct on and as of the Closing Date.

            iii.    No suit, action or similar proceeding shall be pending before any court or governmental agency in which it is sought to restrain, prohibit, invalidate or set aside, in whole or in part, any of the transactions contemplated hereby.

            iv.    All of the covenants and obligations of the Seller required to be performed hereunder at or prior to the Closing Date shall have been duly performed and complied with in all material respects.

    b.    The Sellers' obligation to close the transactions contemplated hereby shall be subject to the satisfaction of the following conditions, any of which may be waived by Seller in whole or in part.

            i.    Buyer shall have made each of the closing deliveries set forth in section 12 below.

            ii.    All of Buyer's representations and warranties set forth in this Agreement shall be true and correct on and as of the Closing Date.

            iii.    No suit, action or similar proceeding shall be pending before any court or governmental agency in which it is sought to restrain, prohibit, invalidate or set aside, in whole or in part, any of the transactions contemplated hereby.

            iv. &nbps;  All of the covenants and obligations of the Buyer required to be performed hereunder at or prior to the Closing Date shall have been duly performed and complied with in all material respects.

    12.    CLOSING DELIVERIES.

    a.    On the Closing Date, the Seller will deliver the following:

            (i)    Seller will deliver marketable title to the Coral Gray Property by a South Carolina limited warranty deed subject to (1) Zoning ordinances and restrictions; (2) general utility, sewer and drainage easements; (3) subdivision regulations, declarations, covenants, restrictions and easements of record on the Closing Date; and (4) such other matters and/or encumbrances as are disclosed on Schedule 10.a attached hereto. The deed shall be in the form attached as Exhibit C.

            (ii)    A Seller's secretary's certificate.

            (iii)   A consent letter from Seller's lenders consenting to this transaction.

            (iv)  An Assignment and Assumption Agreement covering the Kershaw Pink Lease, together with an estoppel letter from the Lessor, in form and substance reasonably satisfactory to Buyer.

            (v)  Bill of Sale with covenants of warranty as to title and as to the absence of security interests, liens, charges, and encumbrances covering the Equipment and Inventory in form and substance reasonably satisfactory to Buyer, and sufficient to vest in the Buyer good and marketable title to the Equipment and Inventory.

            (vi)  Certificates of existence for Rock and Carolina.

       b.    On the Closing Date, Buyer shall execute and deliver the following:

            (i)    The Purchase Price, in accordance with section 2.b above.

            (ii)    A Buyer's secretary's certificate.

            (iii)   Certificate of existence for Buyer.

    13.    PRORATIONS.

    It is understood by the parties hereto that the taxes, electricity, rents and all utilities, if any, shall be apportioned as of the Closing Date. Real property taxes will be paid by each of the parties on a prorated basis at the time that the tax bills have been rendered and on or before the due date.

    14.    DELIVERY OF POSSESSION.

    Full possession of the Coral Gray Property and the Kershaw Pink Property, free of tenants and occupants and personal property of the Seller not conveyed to the Buyer shall be delivered to Buyer on the Closing Date.

    15.    DEFECTS IN TITLE.

    Buyer may, as soon as reasonably practicable but in no event later than 30 days from the date hereof, examine title to the Coral Gray Property and furnish Seller with a written statement of objections affecting the marketability of title. If at the time set for the closing the Seller shall be unable to convey a good and marketable title to the Coral Gray Property, or if the Seller shall be unable to deliver possession of the Coral Gray Property as provided above, then Seller shall have the option to extend the time for closing by an additional thirty (30) days and shall use reasonable efforts to address the objections raised by Buyer as to marketability of title. If at the expiration of the extended time for closing Seller is still unable to deliver good and marketable title to the Coral Gray Property or if the Seller shall be unable to deliver possession of the Coral Gray Property as provided above, either party may elect to terminate this Agreement. In the event of such termination, the Seller shall return the Deposit and neither party shall have any further rights or obligations to the other, except those rights or duties that specifically survive termination hereof. If this Agreement is not terminated, Buyer may, at its option, accept such title as the Seller can convey and accept possession of the Coral Gray Property.

    16.    INDEMNIFICATION.

    a.    Indemnification of Buyer.

    Seller will indemnify and hold Buyer harmless for any loss, liability, claim, damage or expense (including reasonable attorneys fees) arising from or in connection with:

            i.    Any breach of the representations and warranties of Seller made herein;

            ii.   any breach of any covenant or obligation of Seller made herein;

            iii.   any liability arising out of the ownership or operation of the Coral Gray Property or the Kershaw Pink Property prior to the Closing Date, except for liabilities (if any) assumed by the Buyer pursuant to this Agreement.

    b.    Indemnification of Seller.

    Buyer will indemnify and hold Seller harmless for any loss, liability, claim, damage or expense (including reasonable attorneys fees) arising from or in connection with:

            i.    Any breach of the representations and warranties of Buyer made herein;

            ii.   any breach of any covenant or obligation of Buyer made herein;

            iii.    any liability arising out of the ownership or operation of the Coral Gray Property or the Kershaw Pink Property after the Closing Date, except for liabilities (if any) retained by the Seller pursuant to this Agreement.

    c.    Survival; Limitations.

    All representations, warranties, covenants and obligations of the parties set forth herein shall survive the Closing and the consummation of the transactions contemplated hereby, for a period of Eighteen (18) months from the Closing Date, after which time neither Seller nor Buyer shall have any further liability for indemnification or otherwise hereunder. Seller's liability to Buyer for indemnification or otherwise hereunder shall be limited to the Purchase Price.

    17.    MISCELLANEOUS PROVISIONS.

    a.    Completeness and Modification.

    This Agreement, together with the exhibits and schedules hereto constitutes the entire agreement between the parties with respect to the transactions contemplated herein, and it shall not be modified or amended except by an instrument in writing signed by all parties.

    b.    Bulk Sales Law Compliance

    Buyer and Seller each hereby waives compliance by the other with any applicable provisions of the bulk sales laws of the State of South Carolina or any other applicable jurisdiction, and Sellers hereby agrees to indemnify and hold Buyer harmless from any loss, cost or damage, including without limitation reasonable attorneys fees and payments to any of Sellers' creditors, incurred by Buyer because of Sellers' or Buyer's noncompliance with said bulk sales laws.

    c.    Seller and Buyer warrant that the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Seller and Buyer or their respective representatives without the intervention of any other party, or otherwise in such manner, as not to give rise to any valid claim for a brokerage commission, finder' fee, advisory fee, or other like payment or compensation.

    d.    Release from Prior Claims.

    In consideration of entering into this Agreement and the closing of the transactions contemplated hereby, the parties each hereby release the other from any and all claims, liabilities, demands, causes of action known or unknown, fixed or contingent, which either party may have against the other resulting from any act, obligation or omission occurring on or prior to the date of this Agreement, including, but not limited to, any claims for amounts due in connection with the WWII Memorial erected in Washington, D.C.

    e.    Binding Effect.

    This Agreement shall be binding upon, and inure to the benefit of, the parties hereto, and their respective successors and assigns. Sellers and Buyer shall have the right to assign this Agreement but shall remain liable for their respective obligations hereunder.

    f.    Waiver, Modification.

    Failure by Buyer or Sellers to insist upon or enforce any of its or their rights hereunder shall not constitute a waiver thereof.

    g.    Governing Law.

    This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of South Carolina.

    h.    Headings.

    The headings used in this Agreement are for convenience of reference only and shall not be deemed to vary the content of this Agreement.

    i.    Further Assurances.

    From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, each party agrees that is shall cooperate and exercise reasonable diligence to effect the transfer of the Permits. Buyer shall, as soon as practicable after the Closing Date, submit the necessary applications and materials for the transfer of the Permits. Seller shall permit Buyer to commence quarry operations under Seller's Permits, provided, however, that Buyer shall indemnify and hold Seller harmless from and against any loss, liability, claim, damage, expense (including reasonable attorneys fees and expenses) arising from or in connection with Buyer's operation of its business under the Permits during the period between the Closing Date and the date of transfer of the Permits.

    j.    Counterparts.

    To facilitate execution, this Agreement may be executed in as many counterparts as may be required. All counterparts shall collectively constitute a single agreement.

    k.    Notices.

    All notices hereunder shall be in writing and shall be personally delivered or mailed by first-class registered or certified mail, return receipt requested, postage prepaid or by commercial courier to the addresses indicated below, and shall be deemed given on the date of receipt by the addressee or the date receipt would have been effectuated if delivery were not refused.

If to Seller:

ROCK OF AGES CORPORATION
369 North State Street
Concord, NH 03301
attn. Michael Tule, Senior Vice President/General Counsel

If to Buyer:

NEW ENGLAND STONE INDUSTRIES, INC.
15 Branch Pike
Esmond, Rhode Island 02917
attn. Tony Ramos, President

with a copy to:

Joseph Raheb, Esq.
650 Washington Highway
Lincoln, RI 02865

    IN WITNESS WHEREOF, the parties have executed this Purchase and Sale Agreement as of the day and year first written above.

WITNESS:	ROCK OF AGES CORPORATION

By: /s/ Douglas S. Goldsmith Douglas S. Goldsmith, President and COO/Quarry Division

NEW ENGLAND STONE INDUSTRIES, INC.

/s/ Joseph Raheb	By: /s/ Tony Ramons Tony Ramos, President

EXHIBIT A

Coral Gray Property Description

    Parcel 1 (106.456 acres) and Parcel 3 (2.924 acres) shown on that plat prepared by J. Henry Walker, III, PLS, dated June 9, 2005, revised June 16, 2005, and recorded in the office of the Register of Deeds for Lancaster County in Plat Book 2005, page 415

EXHIBIT B

Kershaw Pink Lease

Attached hereto.

SCHEDULE 1.b

Equipment

4500 Manitowoc Track Crane
1250 Lima 100 ton track crane
100 ton Lorain Truck Crane
475 Clark rubber tire loader
275 Clark rubber tire loader
750 CFM Joy Electric compressor
750 CFM Atlas Copco electric compressor
1000 CFM IR electric compressor
8000 Ford Flat bed dump truck
1970 International dump truck
1 Novamac lift hole drill
2 Novamac down hole drill, double hammer
1 Novamac down hole drill, single hammer, old style
4 Atlas Copco plug drills
4 Harper jack hammers
2003 Chevy Truck
1989 Chevy truck
2 Auto Burners
2 Hand held burners

SCHEDULE 1.c

Inventory

    Current list as of date of execution attached hereto. The parties agree that the inventory list shall be updated as of the Closing Date and that the list shall show no less than 10,000 cubic feet of Kershaw Pink blocks and no less than 5,000 cubic feet of Coral Gray blocks, in accordance with section 3.c hereof.

SCHEDULE 1.d

Permits

Attached hereto.

SCHEDULE 1.e

Excluded Assets

None.

SCHEDULE 4

Allocation of Purchase Price

Land and Mineral Rights        $

Equipment and Vehicles        $

Inventory                              $

Total

SCHEDULE 5.b

Environmental Disclosure

Kershaw Pink

  Burner pressure and storage tanks - 15' x 15' oil stained soil
  Track loader area - 10' x 20' oil stained soil
  475 loader area - 20' x 8' and 15' x 8' oil stained soil
  Compressor room - 35' x 20' oil stained soil
  Dump truck area - 6' x 6' oil stained soil

Coral Grey

  Back side of quarry - loader parking area - two (2) 8' x 10' oil stained soil
  In quarry where truck was parked - 8' x 4' oil stained soil
  Upper end where loader was parked - 3' x 4' oil stained soil

SCHEDULE 5.e

Pending Proceedings

None.

EXHIBIT C

Limited Warranty Deed

SCHEDULE 10.a

Encumbrances and Other Matters

Attached hereto.

RIDER A

To

Purchase and Sale Agreement

Dated

July 28, 2006

The following additional terms shall apply to the Purchase and Sale Agreement ("Agreement") by and between Carolina Quarries, Inc. and Rock of Ages Corporation (collectively, Seller); and New England Stone Industries, LLC ("Buyer"). Unless defined in this Rider A, all capitalized terms shall have the same meanings as in the Agreement.

DILIGENCE MATERIALS: Seller shall deliver, within ten (10) days from the date hereof, the following materials which are in Seller's possession covering the Kershaw Pink Property and the Coral Gray Property ("Due Diligence Materials"):

a.    Environmental reports, studies or surveys;
b.    physical condition and/or engineering reports/studies;
c.    plans and specifications for existing improvements;
d.    surveys and site plans;
e.    title policies, title commitments and other title evidence (together with copies of exception documents);
f.     leases and occupancy agreements;
g.    licenses, permits and other governmental approvals and consents;
h.    such other information as Buyer may reasonably request, such request to be made within forty-eight (48) hours of the receipt of the other Diligence Materials.

DUE DILIGENCE INVESTIGATION: The parties' obligations to consummate the transactions contemplated by the Agreement are subject to Buyer completing its due diligence investigation, at the Buyer's sole expense, on the matters covered in the Due Diligence Materials. The due diligence investigation shall be completed on or before forty-five (45) days from the date hereof (the "Due Diligence Date"). It is understood that Buyer's due diligence investigation shall include the inspection, test and/or review of the condition of the Coral Gray Property and the Kershaw Pink Property as well as zoning, title, easements and restrictions, environmental matters, and the feasibility of obtaining appropriate governmental permits and licenses. If Buyer seeks to perform any subsurface drilling or boring on either property, Buyer shall obtain the prior written consent of Seller before proceeding.

On or before the Due Diligence Date, Buyer shall advise Seller in writing whether any aspect of the due diligence investigation is unsatisfactory, and if any such issues are raised, Seller shall have the option to terminate the Agreement and refund the Deposit, or, within thirty (30) days from the date of such notice, undertake to resolve any such issues to Buyer's satisfaction. If Seller is unable to resolve such issues to Buyer's satisfaction, then either party shall have the right to terminate this Agreement by written notice thereof and Seller shall refund the Deposit to Buyer. The notice of completion of due diligence shall be in writing and addressed to Seller at the address set forth in section 17.k of the Agreement.

If written notice of completion of due diligence is not received by the Seller on or before the Due Diligence Date, the Buyer shall have no right to terminate the Agreement pursuant to this Paragraph and, subject to all other terms and conditions of the Agreement, shall be bound to perform Buyer's obligations under the Agreement and consummate the transactions contemplated therein. In the event Buyer terminates as provided herein, Buyer shall restore any part of the Premises affected by Buyer's testing.

The parties have executed this Rider A as of the date first above written.

NEW ENGLAND STONE INDUSTRIES, LLC

By: /s/ Antonio Ramos
     Antonio Ramos, Manager

CAROLINA QUARRIES, INC.

By: /s/ Douglas S. Goldsmith
      Douglas S. Goldsmith, President and COO/
      Quarry Division

ROCK OF AGES CORPORATION

By: /s/Douglas S. Goldsmith
      Douglas S. Goldsmith, President and COO/
      Quarry Division

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